UNITED STATES
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Washington, D.C. 20549

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MYR Group Inc.
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# Notice of 2021 Annual Meeting of Stockholders and Proxy Statement

MYR GROUP

LETTER TO STOCKHOLDERS
March 4, 2021

Dear Fellow Stockholder,

On behalf of the Board of Directors and management of MYR Group Inc., we are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of MYR Group Inc., which will be held virtually via live webcast at 7:00 a.m. Mountain Time on Thursday, April 22, 2021 (the “2021 Annual Meeting”). At that time you will be able to attend, participate, and vote your shares electronically, by visiting virtualshareholdermeeting.com/MYRG2021. The virtual meeting room will open to stockholders at 6:45 a.m. Mountain time.
Throughout 2020, the COVID-19 pandemic brought about unique circumstances within the industry. As an essential business, we adapted to our clients’ needs, developed innovative processes, and remained nimble to meet and exceed performance expectations. We implemented these strategies while keeping the health and safety of our people at the forefront. We are pleased to report that despite the challenges presented by COVID-19, MYR Group Inc. achieved another record year of annual revenues while delivering solid financial returns.
We have decided to hold the 2021 Annual Meeting virtually again this year due to the public health impact of COVID-19 to protect the health and well-being of our stockholders and employees.
At the 2021 Annual Meeting, we will act on the matters described in the Notice of the 2021 Annual Meeting of Stockholders of MYR Group Inc. and the Proxy Statement that follow this letter. Stockholders of record at the close of business on March 1, 2021 are entitled to notice of, and to vote at, the 2021 Annual Meeting. It is important that your shares are represented and voted at the 2021 Annual Meeting regardless of the size of your holdings. Even if you plan on attending the 2021 Annual Meeting, please vote as soon as possible to ensure the presence of a quorum. Instructions on how to vote early are included in the Proxy Statement section titled "QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING." If you do not vote promptly, we may incur additional costs in soliciting proxies. Voting in advance of the 2021 Annual Meeting does not deprive you of your right to attend and vote during the 2021 Annual Meeting.
Our Board of Directors and management look forward to your participation at the 2021 Annual Meeting and appreciate your continued support.

Sincerely yours,
Kenneth M. Hartwick
Chair of the Board of Directors

Richard S. Swartz
President and Chief Executive Officer
MYR GROUP INC.
12150 East 112th Avenue
Henderson, CO 80640

YOUR VOTE IS IMPORTANT
NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF MYR GROUP INC.
March 4, 2021
MYR Group Inc. will hold its 2021 Annual Meeting of Stockholders on Thursday, April 22, 2021. At the meeting, stockholders will be asked to consider and act upon the following items of business discussed in the attached Proxy Statement. Please note that this Notice of Meeting does not contain all the information you should consider, and you should read the Proxy Statement in its entirety before voting.
WHEN:   Thursday, April 22, 2021 at 7:00 a.m. Mountain Time
WHERE:  Online at virtualshareholdermeeting.com/MYRG2021

ITEMS OF BUSINESS:		BOARD RECOMMENDATIONS:

•	Proposal 1. Election as directors of the three Class II nominees, each to serve a term of three years;	The Board of Directors recommends that you vote FOR the election of each of the nominees named in Proposal 1 and FOR Proposals 2 and 3.

•	Proposal 2. Advisory resolution to approve the compensation of our named executive officers;

•	Proposal 3. Ratification of the appointment of our independent registered public accounting firm; and

•	Consideration of other business properly presented at the meeting

WHO CAN VOTE:   Stockholders of record at the close of business on March 1, 2021 are entitled to vote at the meeting, or any postponement or adjournment thereof.
ATTEND ONLINE: To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions, vote online, and examine our stockholder list during the meeting by following the instructions provided at virtualshareholdermeeting.com/MYRG2021 during the meeting. Please see page one of the accompanying Proxy Statement for details regarding the virtual meeting.
In addition, information on how to obtain access to the list of stockholders of record entitled to vote at the 2021 Annual Meeting for any purpose relevant to the 2021 Annual Meeting will be available at the time of the annual meeting. If you wish to access this list before the meeting please contact the corporate secretary at Secretary@MYRgroup.com
Important Notice Regarding the Availability of Proxy Materials for our 2021 Annual Meeting of Stockholders to be held on April 22, 2021.
This Notice of the Meeting, the Proxy Statement, the accompanying proxy card and our 2020 Annual report on Form 10-K will be made available to stockholders beginning on or about March 4, 2021 at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com.

William F. Fry
Vice President, Chief Legal Officer and Secretary

PROXY STATEMENT	1
PROXY SUMMARY	2
CORPORATE GOVERNANCE	7
Code of Ethics and Corporate Governance Principles
Director Independence
Executive Sessions of the Board
Communications with the Board and Reporting of Concerns
Board Leadership Structure
Board Structure
Board Authority to Retain Outside Consultants
Risk Oversight
Board and Committee Self-Evaluations
Committee Membership and Meeting Attendance
Board Refreshment
NOMINATING, ENVIRONMENTAL, SOCIAL, AND CORPORATE GOVERNANCE COMMITTEE MATTERS	11
Committee Independence and Responsibilities
Criteria for Nomination to the Board of Directors
Diversity
Director Succession Planning
PROPOSAL 1. ELECTION OF DIRECTORS	14
Vote Required
2021 Director Nominees - Class II
Class I and Class III Directors
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	27
COMPENSATION COMMITTEE MATTERS	28
Committee Independence and Responsibilities
Compensation Consultants
Management Succession Planning and Diversity
Compensation Risk Assessment
Compensation Committee Report for the Year Ended December 31, 2020
LETTER FROM OUR COMPENSATION COMMITTEE	31
COMPENSATION DISCUSSION AND ANALYSIS	32
Introduction
Objectives of Our Compensation Program
Key Features of Our Compensation
Components of Our Compensation
Stockholder Engagement and “Say-on-Pay”
2020 Target Compensation
Management’s Role in Determining Compensation
Peer Groups, Pay Mix and Use of Compensation Consultants
Analysis of 2020 Compensation Decisions and Actions
Conclusion of the CD&A

PROXY STATEMENT
We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (collectively the “Board” and each individually, a “Director”) of MYR Group Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, April 22, 2021 (the “2021 Annual Meeting”). We began making these proxy materials available to our stockholders at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com on or about March 4, 2021.
Throughout this proxy statement, references to “MYR Group,” the “Company,” “we,” “us,” and “our” refer to MYR Group Inc. and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires.

VIRTUAL MEETING FORMAT
We have decided to hold the 2021 Annual Meeting virtually again this year due to the public health impact of the COVID-19 pandemic in order to protect the health and well-being of our stockholders and employees and allow for greater participation by our stockholders. For all of these reasons, there will not be a physical location for the 2021 Annual Meeting and you will not be able to attend in person.
We have designed the virtual 2021 Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual 2021 Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the 2021 Annual Meeting by visiting virtualshareholdermeeting.com/MYRG2021. Stockholders will be able to vote their shares electronically during the 2021 Annual Meeting.
Stockholders who would like to attend and participate in the 2021 Annual Meeting will need the 16-digit control number included on their proxy card or voting instruction form. The 2021 Annual Meeting will begin promptly at 7:00 a.m. Mountain time. We encourage you to access the 2021 Annual Meeting prior to the start time. Online check-in will begin at 6:45 a.m. Mountain time.
Stockholders should ensure that they have a strong internet connection if they intend to attend and participate in the 2021 Annual Meeting. Attendees should allow sufficient time to log in and ensure that they can hear streaming audio prior to the start of the 2021 Annual Meeting.
Questions and Information Accessibility
The virtual 2021 Annual Meeting format allows stockholders to communicate with us during the 2021 Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the 2021 Annual Meeting, you may do so by logging into the virtual meeting platform at virtualshareholdermeeting.com/MYRG2021, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the 2021 Annual Meeting that comply with the meeting rules of conduct will be answered during the 2021 Annual Meeting, subject to time constraints.
Technical Difficulties
If you encounter any difficulties accessing the virtual 2021 Annual Meeting, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the 2021 Annual Meeting through its conclusion.

PROXY SUMMARY
This section introduces and provides overview information and the recommendations of the Board for each of the proposals to be voted on at the 2021 Annual Meeting, in addition to highlighting our corporate governance, business results and executive compensation. This overview of voting items does not contain all of the information that you should consider, and we encourage you to review the entire 2021 proxy statement (the “Proxy Statement”) prior to determining how you wish to vote your shares.

PROPOSAL 1. ELECTION OF DIRECTORS (full proposal begins on page 14)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.
The Board and the Nominating, Environmental, Social and Corporate Governance Committee believe that the three Class II nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the Company’s stockholders. Further biographical and qualification information for each director nominee can be found in the full proposal.
Our Director Nominees
You are being asked to vote on the election of three Class II directors, each for a term ending in 2024 or until a successor has been chosen and qualified. Directors will be elected by the affirmative vote of a majority of votes cast in this uncontested election.

	Age	Director Since	Primary Occupation	Independent	Other Public Boards	Committee Membership			Board Recommendation
						Audit	Comp	NESG
Donald C.I. Lucky	58	2015	Managing Partner, Reynolds Mirth Richards & Farmer LLP	Yes	None	—	☑	Chair	For
Maurice E. Moore	70	2010	Founder, Primus Financial Group, LLC	Yes	None	Chair	—	☑	For
Shirin O'Connor	57	2020	Vice President,Global Engineering, Procurement, and Quality at Air Products	Yes	None	—	☑	☑	For

MYR GROUP INC. | 2021 PROXY STATEMENT	2

Corporate Governance Highlights
We are committed to sound corporate governance practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens Board and management accountability.

• Separate Chair of the Board and Chief Executive Officer Positions	• Regular Executive Sessions Without Management Present
• Independent Chair of the Board	• Annual “Say-on-Pay” Stockholder Vote on Executive Compensation
• All Independent Directors Except our Former and Current Chief Executive Officers	• 100% Independent Audit, Compensation and Nominating, Environmental, Social and Corporate Governance Committees
• Majority Voting in Uncontested Elections	• Annual Engagement of Independent Executive Compensation Consultant
• Risk Oversight by Full Board and Committees	• Engagement Every Three Years of Independent Compensation Consultant for Director Compensation
• Balanced Director Ages (6 Under 60)	• Investor Outreach Program
• Annual Board and Committee Self-Evaluations	• Stock Ownership Guidelines for Named Executive Officers and Directors
• Annual Performance Evaluation of Named Executive Officers by Directors	• Code of Business Conduct and Ethics for Officers and Directors
• Periodic Engagement of Independent Executive and Corporate Governance Consultant	• Limited Director Service on Other Public Boards
• Board Authority to Retain Outside Consultants	• Board Refreshment Policy With an Expected Director Retirement Age of 72. Directors that reach the age of 72 are expected to tender their resignation at the next stockholders' meeting.
• Three of nine directors are female or racially/ethnically diverse
The Board conducted 2020 annual self-evaluation exercises for the Board and its committees, which provided the Board with insight as to the effectiveness of its operation, the operations of its committees, its governance practices and its strategic planning processes.
Effective April 27, 2020, the Board appointed Shirin O’Connor as a director. Ms. O’Connor was appointed as a Class II director with an initial term expiring at the 2021 Annual Meeting.

3	MYR GROUP INC. | 2021 PROXY STATEMENT

PROPOSAL 2. ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (full proposal begins on page 58)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION.
The Board and the Compensation Committee seek a non-binding advisory vote to approve our named executive officer (“NEO”) compensation as described under the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables.” The Board values stockholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when evaluating future executive compensation decisions.
(1)Represents net income attributable to MYR Group.
2020 Performance
Our revenues for the year ended December 31, 2020 were $2.247 billion compared to $2.071 billion and $1.531 billion for the years ended December 31, 2019 and 2018, respectively. Our net income attributable to MYR Group for the year ended December 31, 2020 was $58.8 million compared to $37.7 million and $31.1 million for the years ended December 31, 2019 and 2018, respectively. For the year ended December 31, 2020, our backlog was $1.649 billion compared to $1.499 billion and $1.147 billion for the years ended December 31, 2019 and 2018, respectively.
Executive Compensation Highlights
Compensation decisions are based on a number of factors, including peer company data and general market data, Company performance against pre-established goals, relative performance of the Company’s stock compared to a peer group, and the experience and contributions of individual executives. At our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), our stockholders voted on an advisory resolution regarding the compensation of our NEOs (the “Say-on-Pay” proposal), which was approved by more than 98% of the votes represented at the 2020 Annual Meeting and entitled to vote. Our executive compensation program seeks to attract, motivate and retain executive talent and emphasizes pay for performance. Our executive compensation program includes base salary, short-term incentive compensation under our Senior Management Incentive Plan (amended and restated as of May 1, 2014) (the “SMIP”), long-term equity compensation under our 2017 Long-Term Incentive Plan (as amended and restated as of April 23, 2020) (the “LTIP”), a defined-contribution retirement plan, profit sharing, and very limited perquisites.

MYR GROUP INC. | 2021 PROXY STATEMENT	4

We continue to strive to adhere to the following best practices in executive compensation:

	WE DO:		WE DO NOT:
☑	Pay for Performance	X	Allow Hedging of our Stock
☑	Hold Annual “Say-on-Pay” Stockholder Vote	X	Allow Pledging of our Stock
☑	Require Officers and Directors to Meet Stock Ownership Guidelines	X	Provide Tax Gross-Ups
☑	Encourage Stockholder Input	X	Provide Single Trigger Change in Control Provisions
☑	Impose Clawback Provisions	X	Allow Short-Selling of our Stock
☑	Maintain an Independent Compensation Committee	X	Guarantee Minimum Annual Cash Incentive Payments to our NEOs
☑	Conduct Annual Compensation Review and Risk Assessment	X	Provide Dividends or Dividend Equivalents on Unvested Equity
☑	Provide Incentive Compensation Based Upon Financial and Safety Performance Metrics	X	Allow Repricing of Stock Options Without Stockholder Approval
☑	Cap Annual Cash Incentive and Performance Awards	X	Grant Stock Options Below Fair Market Value as of the Grant Date
☑	Base Significant Portion of Long-Term Incentive Awards on Relative Total Shareholder Return
☑	Engage an Independent Compensation Consultant
☑	Align the Financial Interests of our NEOs with those of Stockholders

5	MYR GROUP INC. | 2021 PROXY STATEMENT

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (full proposal begins on page 62)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Board and the Audit Committee believe that the appointment of Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is in the best interests of the Company and its stockholders.

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2021 ANNUAL MEETING (found on page 63)
We will also act upon any other business as may properly come before the 2021 Annual Meeting of Stockholders and any adjournments or postponements of that meeting. The Board or proxy holders will exercise their discretion on any other matters that may arise at the 2021 Annual Meeting.

MYR GROUP INC. | 2021 PROXY STATEMENT	6

CORPORATE GOVERNANCE
Stockholders and others can access our corporate governance materials, including our Certificate of Incorporation, Amended and Restated By-Laws (the “By-Laws”), committee charters, Corporate Governance Principles, Code of Ethics and other corporate governance related materials on our website at investor.myrgroup.com/corporate-governance. Copies of these materials are also available free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 12150 East 112th Avenue Henderson, CO 80640.
The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
CODE OF ETHICS AND CORPORATE GOVERNANCE PRINCIPLES
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all of our directors, officers and employees. The Code of Ethics promotes honest and ethical conduct, full and accurate public communication and compliance with applicable laws, rules and regulations. We disclose any waiver or amendments to the Code of Ethics as required by the applicable rules of the SEC.
Our Code of Ethics was updated this year to place greater emphasis on diversity and social responsibility. We believe a diverse workforce provides a range of perspective, skills and experiences that will help us meet the challenges in our rapidly changing industries.
Our Code of Ethics calls for us to reduce the impact of our operations on the environment and to promote sustainability and environmental awareness at all levels of the Company. Our policy also calls for us to reduce pollution and reduce consumption of resources through waste management strategies that promote waste minimization, re-use, recovery and recycling, as appropriate. Additionally, the policy emphasizes the need to incorporate energy efficiency measures into the Company’s operations and promote efficient energy use where commercially and economically feasible.
Our Corporate Governance Principles provide a framework for MYR Group’s corporate governance and assist the Board in the exercise of its responsibilities to help ensure compliance with governing law and our policies.
DIRECTOR INDEPENDENCE
Our Corporate Governance Principles require that at least a majority of the Board qualify as independent directors under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and any other requirements of the committees upon which he or she serves. Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that a director who is, or at any time during the past three years was, employed by the Company, is not considered independent. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Members of our Audit Committee and Compensation Committee, respectively, are subject to certain additional qualification requirements as described below under “Audit Committee Matters” and “Compensation Committee Matters.” During the Board’s annual review of director independence, the Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of MYR Group and our senior management.
After considering the Nasdaq listing standards and information provided by each director, the Board determined that the following directors are independent: Bradley T. Favreau, Kenneth M. Hartwick, Jennifer E. Lowry, Donald C.I. Lucky, Maurice E. Moore, Shirin O'Connor and William D. Patterson. William A. Koertner is not considered an independent director due to his prior employment with MYR Group, which ended on March 31, 2018. Richard S. Swartz is currently serving as President and Chief Executive Officer ("CEO") of the Company and therefore is not considered an independent director. The Board has also determined that Mr. Larry Altenbaumer, who served as a director during fiscal 2020 prior to his resignation following the 2020 Annual Meeting, was independent within the meaning of applicable independence standards.

7	MYR GROUP INC. | 2021 PROXY STATEMENT

EXECUTIVE SESSIONS OF THE BOARD
In accordance with the Corporate Governance Principles, the independent directors meet at least twice per year in executive sessions. Executive sessions are typically held following Board meetings, without management present.
COMMUNICATIONS WITH THE BOARD AND REPORTING OF CONCERNS
The Board values and encourages constructive dialogue with stockholders and other interested parties on compensation and other important governance topics. Stockholders and other interested parties can communicate with the directors, individually or as a group, by writing to our Secretary at MYR Group Inc., 12150 East 112th Avenue Henderson, CO 80640 or by completing and submitting the “Contact Us” form on our corporate website at www.myrgroup.com under the “Investor Contact” tab of the “Investors” section.
The Secretary forwards communications relating to matters within the Board’s purview to the appropriate directors, communications relating to matters within a Board committee’s area of responsibility to the Chair of the appropriate committee and communications relating to ordinary business matters to the appropriate Company officer. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations, advertisements or inappropriate communications. Anyone who has a concern about the Company’s conduct, accounting, financial reporting, internal controls, or auditing matters may submit that concern anonymously or confidentially to the Company’s Anonymous Incident Reporting System, MySafeWorkplace, at 800-461-9330 or www.mysafeworkplace.com.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Principles provide that the Board has the discretion to choose its board leadership structure as it deems best for MYR Group and our stockholders. When determining the leadership structure that allows the Board to effectively carry out its responsibilities and represent our stockholders’ interests, the Board considers various factors, including our specific business needs, our industry’s demands, our operating and financial performance, the economic and regulatory environment, the Board’s self-evaluations, alternative leadership structures and our corporate governance policies and practices.
BOARD STRUCTURE
The Board currently consists of nine directors that are divided into three classes, designated as Class I, Class II and Class III. The Board believes the classified structure allows Board members to gain a deep understanding of the Company and its operations, promotes continuity and stability, encouraging directors to take a long-term perspective. The classified structure is reviewed periodically and alternatives including annual elections are considered.
Separate Chair and CEO Positions; Independent Chair of the Board
The Board believes that separate Chair of the Board (“Board Chair”) and CEO positions provides strong leadership for our Company. By separating these positions, our CEO is able to focus on managing the Company’s daily operations and our Board Chair can devote his time and attention to matters of Board oversight and governance.
The Corporate Governance Principles require an independent director to serve as lead director if the Board Chair is not an independent director. As the Board Chair is currently an independent director Board does not have a separate lead independent director.
All of our committee members and our Committee Chairpersons ("Chair") are independent.
The Nominating, Environmental, Social and Corporate Governance Committee ("NESG Committee") and the Board periodically review and consider this leadership structure to ensure it remains appropriate for MYR Group.

MYR GROUP INC. | 2021 PROXY STATEMENT	8

BOARD AUTHORITY TO RETAIN OUTSIDE CONSULTANTS
The Board has the necessary power and authority to request and obtain information directly from management, to retain outside consultants and to consult directly with management and employees where it deems appropriate. The Audit Committee has the sole authority to appoint, compensate, retain and oversee the Company’s independent registered public accountants. The Compensation Committee has the sole authority to engage, retain, oversee and terminate compensation advisers for our senior management compensation review and for our directors’ compensation review. The NESG Committee has the sole authority to retain and terminate search firms used to identify director candidates.
RISK OVERSIGHT
We do not view risk in isolation but consider risk as part of our regular consideration of business strategy and business decisions. Assessing and managing risk is the responsibility of management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create stockholder value. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees.
The Board has the responsibility to oversee and review certain aspects of our risk management efforts, either directly or through its committees, based upon management’s identification, assessment and mitigation of risk. We approach risk management by integrating strategic planning and operational decision-making with risk oversight by management and the Board. The Board commits extensive time and effort in discussing and establishing the Company’s strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the strategic plan review, the Board and management focus on the primary value drivers for the Company and risks facing the Company, as well as the Company’s sustainability and social responsibilities.
Only independent Directors serve on our committees that support the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its risk management oversight responsibilities in the areas of financial reporting, internal controls (including internal controls over information technology systems and security), compliance with public reporting requirements and cyber security. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from compensation policies and programs, including the review of incentive compensation to ensure our programs contribute to our success, increase stockholder value and discourage unnecessary and excessive risk taking. The NESG Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks primarily related to corporate governance, director succession and the composition of the Board. Each of the Chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed, and the actions taken by the committee.
We believe that our leadership structure supports the risk oversight function of the Board.
BOARD AND COMMITTEE SELF-EVALUATIONS
Each year, the Board and each of the Audit Committee, the Compensation Committee, and the NESG Committee conduct a self-evaluation addressing matters that the Board and committees consider relevant to their performance. These evaluations include an assessment by each director of the performance of the Board and the committee or committees on which the director sits. The NESG Committee oversees the evaluation process.
The Board periodically retains an independent, third-party executive and corporate governance consultant to facilitate Board and committee self-evaluations and individual director performance evaluations.
COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE
Our Board designates the members and Chairs of committees based on the NESG Committee’s recommendations. The Board has three standing committees—Audit, Compensation, and Nominating, Environmental, Social, and Corporate Governance—each composed entirely of independent directors. Non-independent directors do not serve on any of the committees.

9	MYR GROUP INC. | 2021 PROXY STATEMENT

Each of the three standing committees has a written charter adopted by the Board. The charters define each committee’s roles and responsibilities. The charters are available on our website at www.investor.myrgroup.com/corporate-governance under the “Investors” section. MYR Group will provide copies of these charters free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 12150 East 112th Avenue Henderson, CO 80640.
We expect directors to regularly attend Board meetings and meetings of the committees on which they serve. In 2020, the Board held 9 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 4 meetings, and the NESG Committee held 3 meetings. Each of our directors serving during the year ended December 31, 2020 attended at least 75% of the aggregate number of meetings of the Board and committees on which they served. The overall aggregate director attendance for all Board and committee meetings was over 94%. All directors serving at the time of the 2020 Annual Meeting, including the director nominees, attended that meeting. All current directors are expected to attend the 2021 Annual Meeting and each annual meeting of stockholders generally.
Current membership of the standing committees is as follows:

	Audit	Compensation	NESG
Bradley T. Favreau		☑	☑
Kenneth M. Hartwick	☑
William A. Koertner	Only independent directors serve on committees
Jennifer E. Lowry	☑
Donald C.I. Lucky		☑	Chair
Maurice E. Moore	Chair		☑
Shirin O'Connor		☑	☑
William D. Patterson		Chair
Richard S. Swartz	Only independent directors serve on committees

BOARD REFRESHMENT
The Board's Corporate Governance Principles establish the general policy that directors will not be nominated for reelection or reappointment to the Board after reaching the age of 72. Directors are expected to tender their resignations immediately following the first annual meeting of stockholders following their 72nd birthday. The Board retains its discretion to waive this policy in individual cases. In accordance with this policy, Mr. Larry F. Altenbaumer tendered his resignation to the Board following the 2020 Annual Meeting and the Board accepted his resignation following that meeting.

MYR GROUP INC. | 2021 PROXY STATEMENT	10

NOMINATING, ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
In an effort to prioritize, and place greater emphasis on, social matters the previously known as "Nominating and Governance Committee" was renamed as the Nominating, Environmental, Social and Corporate Governance Committee (NESG Committee). In addition to its previous corporate governance responsibilities, the NESG Committee is tasked with monitoring, and providing guidance on, Environmental and Social matters.
The Board has determined that all of the NESG Committee members are independent under the Nasdaq listing standards. The primary responsibilities of the NESG Committee include, among others:
•identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•advising the Board with respect to the Board’s size, composition, procedures and committees;
•advising the Board in fulfilling its oversight responsibilities relating to corporate responsibility and social matters;
•overseeing the self-evaluation of the Board and the Board's committees
•assisting the board in identifying, evaluating and monitoring environmental, climate, health, safety, social, and public policy trends that could affect MYR Group's business activities, performance and reputation; and
•assisting the board in determining whether the Company has appropriate policies, management systems, strategies and initiatives with respect to Environmental, Social, and Corporate Governance matters.
CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS
The NESG Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership in accordance with the committee’s charter, our Certificate of Incorporation, our By-Laws, our Corporate Governance Principles and additional criteria that may be considered regarding director candidate qualifications. Candidates for nomination to the Board may be suggested by current directors, management, stockholders, or a third-party search firm engaged to assist with director recruitment. In evaluating potential candidates for Board membership.
Ms. O’Connor was first identified as a director candidate by a third-party search firm retained by the NESG Committee. The NESG Committee provided the third-party search firm with guidance as to the qualifications, qualities and skills that the committee was seeking in potential candidates, and the search firm identified candidates for the committee's consideration.
In evaluating potential candidates for Board Membership the NESG Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the NESG Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the NESG Committee will conduct interviews with the candidate and may invite other Board members or Company executives to interview the candidate to assess the candidate’s overall qualifications. The NESG Committee will consider the candidate against the criteria described below in the context of the Board’s then current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by stockholders, and was followed with respect to Ms. O’Connor.

11	MYR GROUP INC. | 2021 PROXY STATEMENT

Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and is significantly influenced by the particular needs of the Board from time to time, there is not a specific set of qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal requirements, the Nasdaq listing standards and the provisions of our Certificate of Incorporation, By-Laws, Corporate Governance Principles and charters of the Board’s committees. When considering nominees, the NESG Committee may take into consideration many factors including, but not limited to, a candidate’s:
•record of accomplishment in his or her field;
•depth and breadth of experience at an executive, policy-making level in business, financial services, academia, law, government, technology or other areas relevant to the Company’s activities;
•personal and professional ethics, integrity and values;
•diversity of personal and professional experiences, opinions, perspectives, background, and candidate diversity;
•commitment to enhancing stockholder value;
•ability to exercise good judgment and provide practical insights and diverse perspectives;
•knowledge of the Company’s industry, markets and customers;
•vision, leadership and individual talents;
•absence of real and perceived conflicts of interest;
•ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;
•ability to attend Board and committee meetings in person;
•ability to develop a good working relationship with other members of the Board; and
•ability to contribute to the Board’s working relationship with senior management.
When considering nominees, the NESG Committee may also consider whether the candidate possesses the qualifications, experience, attributes and skills, taken as a whole, it considers appropriate in the context of the Board’s overall composition and needs.
The Board is responsible for nominating directors for election to the Board. When considering whether our directors, including the nominees, have the experience, qualifications, attributes and skills to serve on the Board, the Board considers the NESG Committee’s recommendations and the individual’s breadth of knowledge of our industry and customers, integrity, particular experiences, talents, business judgment, vision, leadership skills and what each individual would bring to the Board as a whole, including the information discussed in each of the director’s individual biographies. Additionally, the Board considers and values a director’s or director nominee’s extensive experience as a business leader and strong understanding of business operations in general.
Under the heading “Proposal 1. Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly traded companies, together with the qualifications, experience, key attributes and skills that the NESG Committee and the Board believe will best serve the interests of the Board, the Company and our stockholders.

MYR GROUP INC. | 2021 PROXY STATEMENT	12

DIVERSITY
MYR Group's Board of Directors believes diversity on the Board is critical to the Company’s ability to create long-term value for its shareholders. The Board has and will continue to make diversity including gender, race/ethnicity, national origin, career experience, and diversity of mind, key factors when considering director candidates. The Board believes that a diverse board strengthens Board performance and better positions the Board to make thoughtful decisions. Diverse backgrounds are key for our Board to provide effective governance, advice on the Company’s operations, and to assess risk and opportunities for the Company’s business. Our Corporate Governance Principles specify that the NESG Committee should consider the value of diversity on the Board in the director-nominee identification and nomination process. To this end the Committee recommends various measures to ensure the Board reflects an appropriate balance of diversity and will continually assess the effectiveness of this approach as part of its review of the Board’s composition and as part of the Board’s and the Committee’s self-evaluation process.
Our current Board consists of nine members, seven of whom are independent. Our Board includes two women, one of whom is of Middle Eastern descent, an African American director, and two directors who are non-U.S. citizens. In the past six years, five new directors have joined our Board, and four longer-tenured directors have departed from our Board, as we amended our Corporate Governance Principles in 2018 in order to establish the general policy that directors will not be nominated for reelection or reappointment to the Board after reaching the age of 72, lowering average independent director tenure to 6.57 years.
DIRECTOR SUCCESSION PLANNING
The NESG Committee regularly reviews the size and composition of the Board, which includes identifying measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity, and recommends opportunities for adding diversity to the Board. While the NESG Committee performs the initial review of the succession plans and makes recommendations to the Board as necessary, the entire Board has the primary responsibility for Board and committee succession planning and has developed both long-term and contingency plans.

13	MYR GROUP INC. | 2021 PROXY STATEMENT

PROPOSAL 1. ELECTION OF DIRECTORS
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.
The Board currently consists of nine directors. The directors are divided into three classes, designated as Class I, Class II and Class III. The term for each class expires at the conclusion of a three-year period. At the 2021 Annual Meeting, the Class II directors are standing for election.
The NESG Committee recommended to the Board, and the Board approved, the nominations of Donald C.I. Lucky, Maurice E. Moore and Shirin O'Connor, each for a term ending at the 2024 Annual Meeting of Stockholders or until his or her successor has been chosen and qualified. Mr. Lucky was elected by stockholders in 2015 and reelected in 2018. Mr. Moore was first appointed to the Board in 2010. Ms. O'Connor was first appointed to the Board in 2020.
Each of the nominees was chosen by the Board to serve as a director because the Board and the NESG Committee believe that their qualifications, experience, background and skills, taken together, demonstrate their capacity to make a continuing meaningful contribution to the Board’s oversight of the business and affairs of the Company. Accordingly, the Board believes that the continued service of each of the nominees on the Board will serve the best interests of the Company and all of its stockholders.
If any nominee should be unavailable to serve due to an unanticipated event, the Board may designate another person as a substitute nominee or, in accordance with our By-Laws, act to reduce the number of directors. If the Board substitutes another nominee, the shares represented by your proxy card will be voted for the substitute nominee. None of the nominees are related to one another or to any other director or executive officer of MYR Group or its subsidiaries by blood, marriage or adoption.
VOTE REQUIRED
Our By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR, votes AGAINST and votes to withhold authority with respect to that director’s election, but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election in an uncontested election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
In a contested election, where the number of director nominees exceeds the number of directors to be elected, a plurality vote standard will apply, and the director nominees who receive the most FOR votes will be elected.
In this election, because the number of director nominees does not exceed the number of directors to be elected, the election of directors at the 2021 Annual Meeting will not be a contested election. As a result, each of the nominees will be elected if the number of shares voted FOR such nominee’s election exceeds 50% of the number of votes cast on the issue of such nominee’s election (including votes FOR, votes AGAINST and votes to withhold authority with respect to that director’s election, but excluding any votes to ABSTAIN or broker non-votes).
If you return a proxy card without giving specific voting instructions, then your shares will be voted FOR the election of each of the nominees.

MYR GROUP INC. | 2021 PROXY STATEMENT	14

2021 DIRECTOR NOMINEES - CLASS II
The following is information as of February 28, 2021, regarding each director who is up for election at the 2021 Annual Meeting.

Donald C.I. Lucky

Age: 58
Director Since: 2015
Independent: Yes
Class: II
Committee Membership: Audit ☐ Compensation ☒ (Chair) NESG ☒
Meeting Attendance: 91%
Other Public Directorships: None

Mr. Lucky is a construction attorney and Managing Partner at the century-old Alberta-based law firm of Reynolds Mirth Richards & Farmer LLP, where he has practiced since 1988. He has advised contractors and owners in major power projects, including oil and gas, solar, wind and carbon capture, engineer procurement and construction mega projects and more than 100 public-private finance infrastructure projects (hospitals, penitentiaries, water treatment and transportation) throughout Canada, the United States and Australia. Mr. Lucky has appeared as counsel at all levels of the Courts of Alberta and the Northwest Territories and in mediations and arbitrations as counsel and adjudicator. In addition to his practice of law, he taught Construction Law at the University of Alberta from 2002 to 2015 and has received numerous industry awards and recognitions in the area of construction law and otherwise, including being inducted into the Canadian College of Construction Lawyers in 2009. Mr. Lucky obtained his Bachelor of Commerce and Bachelor of Law degrees from the University of Alberta, and his Master of Law degree from the University of Cambridge.

Qualifications, Experience, Key Attributes and Skills:

Throughout his career as an attorney in the construction industry, Mr. Lucky has demonstrated a detailed understanding of the legal issues and risks of our current and expanding markets. Mr. Lucky’s perspective as an academic and his involvement in various energy projects in multiple countries provides the Board with valuable new ideas and perspectives. Mr. Lucky’s experience in the construction industry, along with the wealth of knowledge he has gained through advocating for contractors, gives the Board significant insight for our strategic planning as well as an understanding and awareness of the Company’s opportunities and challenges, all of which makes him highly qualified to serve as Chair of the Nominating, Environmental, Social and Corporate Governance Committee and as a member on the Compensation Committee.

15	MYR GROUP INC. | 2021 PROXY STATEMENT

Maurice E. Moore

Age: 70
Director Since: 2010
Independent: Yes
Class: II
Committee Membership: Audit ☒ (Chair) Compensation ☐ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Moore has over 30 years of experience in banking, leasing and project financing, and in providing financial advisory services to the electric utility and renewable energy industries. Since 2009, Mr. Moore has served as Managing Director of Primus Financial Group, LLC, a company that he founded, which provides asset and lease financial advisory services to major U.S. commercial banks and companies engaged in the renewable energy business. From 2006 to 2009, Mr. Moore served in senior leadership roles with Chase Equipment Leasing, Inc., a division of JP Morgan Chase, offering a variety of financing and lease solutions to help businesses acquire the equipment needed for daily operations. From 1986 to 2005, Mr. Moore served in various roles, including senior leadership roles, with JP Morgan Capital Corporation and its predecessor companies. Prior to serving on the Board, Mr. Moore served on the boards for West Suburban Medical Center and Community Chest of Oak Park & River Forest, Illinois, and was formerly Finance Advisory Committee Chairman for Oak Park & River Forest High School in Illinois. Mr. Moore earned a Bachelor of Science degree in civil engineering from Brown University and a Master of Business Administration degree from Harvard Business School.

Qualifications, Experience, Key Attributes and Skills:

Mr. Moore has substantial leadership, financial services and capital expenditures experience, and has advised a variety of clients engaged in energy and renewable energy markets. His skills in originating, negotiating and financing large capital projects serve as a guiding force concerning our capital investment and expenditure plans. In addition, his financial advisory involvement in the renewable energy space provides a diverse range of insight that contributes to the Board’s understanding of the markets in which we operate. Mr. Moore’s business acumen and experience in both financial services and capital expenditure experience broadens our Board’s experience and understanding of successful financial practices and growth strategies and makes Mr. Moore highly qualified to serve as the Chair of our Audit Committee and as a member of our Nominating, Environmental, Social and Corporate Governance Committee.

MYR GROUP INC. | 2021 PROXY STATEMENT	16

Shirin O'Connor

Age: 57
Director Since: 2020
Independent: Yes
Nominated for Class: II
Committee Membership: Audit ☐ Compensation ☒ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: None

Ms. O’Connor has served as Director since 2020. Ms. O’Connor is Vice President, Global Engineering, Procurement, and Quality at Air Products. Ms. O’Connor was previously Vice President, Project Director for Fluor Corporation’s Energy and Chemicals Business Line. She has over 28 years of experience executing and leading large and mega capital projects for a wide range of industries including Energy and Chemicals, Advanced Technologies and Life Sciences, and Mining and Metals both domestically and internationally. Ms. O’Connor previously served as Flour’s Director of Engineering for Americas providing leadership oversight of engineering resources and execution in South America, US, and Canada. Ms. O’Connor earned a Bachelor of Science degree in electrical engineering from Clemson University a Master of Science degree in electrical engineering from the University of South Carolina. Ms. O’Connor is also registered professional engineer.

Qualifications, Experience, Key Attributes and Skills:

Ms. O’Connor has substantial project management, leadership, and engineering experience, including leading mega projects and support groups in the engineering construction sector. Her skills of oversight, management, and estimating of large-scale engineering, procurement and construction projects provide the Board and management with valuable insight; and contributes to the Board’s understanding of the work routinely performed by the Company. Ms. O’Connor’s ability to quickly understand large project opportunities broadens our Board’s experience and understanding of our work and the accompanying risk. Her experiences, including leading groups in sophisticated multinational organizations, makes Ms. O’Connor well qualified to serve on the Board, the Compensation Committee and the Nominating, Environmental, Social and Corporate Governance Committee.

17	MYR GROUP INC. | 2021 PROXY STATEMENT

CLASS I AND CLASS III DIRECTORS
The following is information as of February 28, 2021 regarding Class I and Class III directors.
CLASS I DIRECTORS

Kenneth M. Hartwick

Age: 58
Director Since: 2015
Independent: Yes
Class: I
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: Spark Energy Inc and Ontario Power Generation

Since April 1, 2019, Mr. Hartwick has served as President and CEO for Ontario Power Generation, an owner of power generation in Canada and United States. Mr. Hartwick is also a Director at Ontario Power Generation. Previously, Mr. Hartwick served as Senior Vice President of Finance, Strategy, Risk & Chief Financial Officer for Ontario Power Generation. From February 2015 to March 2016, Mr. Hartwick served as the Chief Financial Officer of Wellspring Financial Corporation, a Canadian sales financing company. Prior to joining Wellspring Financial Corporation, Mr. Hartwick served for ten years as Director, President and CEO of Just Energy Group Inc., an integrated retailer of commodity products. At Just Energy Group, Inc., his role included putting in place a broad set of financing arrangements for growth in North America and the United Kingdom and the expansion of the sales organization across these locations. Prior to that, Mr. Hartwick held a variety of senior executive roles, gaining an extensive financial background in the energy, consumer products and capital markets areas, including the positions of CEO and Chief Financial Officer at Just Energy Group, Inc., Chief Financial Officer at Hydro One, Inc. and a partner at Ernst & Young LLP. In each of these roles, Mr. Hartwick participated in the expansion and growth of the businesses and the establishment of financial platforms to support that growth. Mr. Hartwick currently serves on the Board of Directors of Spark Energy, Inc., a publicly-traded retail energy services company. From October 2004 to March of 2016, Mr. Hartwick served on the Board of Directors of Atlantic Power Corporation, a publicly-traded power generation company in the United States and Canada. From 2014 through 2016, Mr. Hartwick served on the Board of Governors for Trent University, his alma mater. Mr. Hartwick earned his Honors of Business Administration Degree from Trent University, Peterborough, Ontario and is a Certified Public Accountant.

Qualifications, Experience, Key Attributes and Skills:

Mr. Hartwick’s experience in senior executive positions, including the roles of chief executive officer and chief financial officer, brings leadership, risk management, and strategic planning experience to the Board and Audit Committee. Mr. Hartwick’s in-depth knowledge of financing initiatives as a senior executive in North American markets provides the Board with proficiencies to support business development, growth strategies and expenditure plans. Mr. Hartwick’s experience as a director of other publicly-traded companies enables him to provide insights into a variety of strategic planning, risk management, compensation, finance and governance practices. The culmination of Mr. Hartwick’s leadership in the energy industry and financial sector make him a valued advisor and highly qualified to serve as Board Chair and as a member of our Audit Committee.

MYR GROUP INC. | 2021 PROXY STATEMENT	18

Jennifer E. Lowry

Age: 52
Director Since: 2018
Independent: Yes
Class: I
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 90%
Other Public Directorships: None

Since November 2016, Ms. Lowry has served as Vice President of Corporate Finance for McCormick & Company, Inc. From 2012 to 2016, Ms. Lowry held senior management roles with Exelon Corporation (“Exelon”) and Constellation Energy Group, Inc. (“Constellation”), which merged with Exelon, including Treasurer and Vice President of Constellation and Senior Vice President and head of strategy for Exelon’s Generation Company. Prior to that, she held executive positions at companies within the electric power industry including AES Corporation and Cogentrix Energy Group, Inc. Ms. Lowry has served on numerous governing committees within Constellation and Exelon and is currently Chair of the Maryland Zoo Board of Trustees. She attended Dartmouth College, where she obtained a Bachelor of Arts degree and Bachelor of Engineering degree with a focus on electrical engineering, and she holds a Masters in Management from the Northwestern University Kellogg School of Management.

Qualifications, Experience, Key Attributes and Skills:

Ms. Lowry, through her variety of experience, brings industry knowledge and expertise, strong leadership qualities and a diverse set of governance skills to our Board. Her financial and strategic transactional experience with both national and global organizations offer unique perspectives to our Board. Ms. Lowry’s collective leadership, experience and skillset makes her a valuable asset and highly qualified to serve on our Board and as a member of our Audit Committee.

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Richard S. Swartz, President and CEO

Age: 57
Director Since: 2019
Independent: No
Class: I
Committee Membership: Audit ☐ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Swartz was appointed President and CEOr on January 1, 2017. Mr. Swartz also chairs the Company’s internal executive committee. Mr. Swartz has more than 39 years of industry experience and began his career in field operations, and which has evolved into a variety of senior management positions including as the vice president of our subsidiary Sturgeon Electric Company, Inc.(“Sturgeon Electric”) C&I division, vice president of Sturgeon Electric’s T&D—Midwest division, group vice president C&I and T&D—West, and MYR Group’s executive vice president and chief operating officer for six years, preceding his CEO appointment. Mr. Swartz was instrumental in the development and inception of project management and productivity improvement programs as well as in the formulation of several corporate safety initiatives. He spearheaded Sturgeon Electric’s participation in the Occupational Health and Safety Administration’s (“OSHA”) Voluntary Protection Program (“VPP”) for the Mobile Workforce Demonstration Program, for which Sturgeon Electric has achieved and maintained STAR status since 2008.

Qualifications, Experience, Key Attributes and Skills:

Mr. Swartz’s 39 years of experience with the Company’s operations brings leadership, risk management, technical and strategic planning experience to the Board. His extensive knowledge of the Company’s personnel and capabilities provides valuable insight to the Board.

MYR GROUP INC. | 2021 PROXY STATEMENT	20

CLASS III DIRECTORS

Bradley T. Favreau

Age: 37
Director Since: 2016
Independent: Yes
Nominated for Class: III
Committee Membership: Audit ☐ Compensation ☒ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Favreau currently serves as Partner at Engine Capital Management, LLC (“Engine Capital Management”), which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital Management since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital Management, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG. Mr. Favreau received a Master of Business Administration from Columbia Business School and a Bachelor of Science degree from the Kelley School of Business at Indiana University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Favreau’s experience at an investment firm with investments in a broad range of industries provides the Board with additional financial and operational expertise. Such knowledge helps our Company to position itself for future growth and allocate capital effectively. Mr. Favreau’s experiences as a director and member of the Audit Committee of RDM Corporation and as a consultant at HUSCO International offer the Board additional awareness and perspectives for the Company’s oversight and risk management functions. Mr. Favreau, with his financial background and experience serving on another board of directors, has proven to be a valuable asset to the Board and the Compensation Committee and the Nominating, Environmental, Social and Corporate Governance Committee.

21	MYR GROUP INC. | 2021 PROXY STATEMENT

William A. Koertner

Age: 71
Director Since: 2007
Independent: No (Former MYR Group President, CEO and Executive Chair of the Board)
Nominated for Class: III
Committee Membership: Audit ☐ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Koertner served as President and CEO of MYR Group from December 2003 until January 1, 2017. Mr. Koertner also served as Executive Board Chair of MYR Group from December 2007 through January 1, 2017 and following his retirement as CEO he continued to serve as Executive Board Chair until March 31, 2018. Mr. Koertner joined MYR Group in 1998 as Senior Vice President, Treasurer and Chief Financial Officer, and was responsible for all financial functions including accounting, treasury, risk management and management information systems. Prior to joining MYR Group, Mr. Koertner served as Chief Financial Officer for Central Illinois Public Service Company from 1995 to 1998 and President and CEO of CIPSCO Investment Company (“CIPSCO”) from 1995 to 1998 as well. CIPSCO manages nonutility investments and provides investment management services for affiliates. Mr. Koertner holds a Bachelor of Science degree in finance from Northern Illinois University and a Master of Business Administration degree from the University of Illinois.

Qualifications, Experience, Key Attributes and Skills:

During Mr. Koertner’s tenure as an executive officer and Executive Board Chair of the Company, he gained an in-depth understanding of the day-to-day operations that enhances the Board’s understanding of our Company and the industries in which we operate. His leadership of the Board was instrumental in setting our business goals and creating a culture of good corporate governance that has contributed greatly to the growth and success of the Company. Mr. Koertner is a leader in our industry in the area of safety and he was instrumental in the creation of the OSHA Electrical Transmission and Distribution Strategic Partnership in 2004 and served as the first chair of its executive committee. Mr. Koertner possesses an expert understanding of financial, accounting and treasury practices, which allows him to provide sound guidance to the Board regarding growth strategies and management of the Company.

MYR GROUP INC. | 2021 PROXY STATEMENT	22

William D. Patterson

Age: 66
Director Since: 2007
Independent: Yes
Nominated for Class: III
Committee Membership: Audit ☐ Compensation (Chair) ☒ NESG ☐
Meeting Attendance: 89%
Other Public Directorships: None

Mr. Patterson is a retired water utility executive who is currently engaged in not-for-profit and philanthropic activities. From 2010 through 2016, Mr. Patterson provided advisory and consulting services to utilities through EnSTAR Management Corporation, a company that he founded. In 2010, Mr. Patterson retired from American Water Works Company Inc. (“American Water Works”), the largest investor-owned U.S. water and wastewater utility company. From 2009 until his retirement in 2010, Mr. Patterson served as Senior Vice President of Corporate and Business Development for American Water Works. From 2005 to 2008, Mr. Patterson served as Senior Vice President and Chief Financial Officer of Pennichuck Corporation, an investor-owned water utility holding company. From 2003 to 2005, he served as an executive advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. His experience also includes nearly 20 years of work within the investment banking industry, serving in senior positions at E.F. Hutton, Shearson Lehman and Smith Barney, where he was managing director and co-head of the corporate finance department’s regulated utilities practice. Mr. Patterson earned his Bachelor of Science degree in civil engineering from Princeton University, graduating summa cum laude. He earned his Master of Business Administration degree in finance and accounting from the University of Chicago Booth School of Business.

Qualifications, Experience, Key Attributes and Skills:

Mr. Patterson is a financial executive and expert with 30 years of experience primarily serving the regulated utility and energy/utility infrastructure markets. Mr. Patterson brings a broad-based track record of success as a banker, investor and advisor and has held senior management and independent director positions for both public and private companies. His service as a senior executive for various companies in the utility industry provides him with an unparalleled understanding and awareness of our markets and a valuable perspective that make Mr. Patterson highly qualified to serve as Chair of the Compensation Committee.

23	MYR GROUP INC. | 2021 PROXY STATEMENT

DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain directors and to compensate directors for their service on the Board in amounts that are commensurate with their Board and committee responsibilities. The Compensation Committee reviews director compensation periodically and recommends changes to the Board when it deems them appropriate. The Compensation Committee and the Board consider analyses prepared by the Compensation Committee’s independent executive and director compensation consultant, Mercer, of reported director compensation practices at our peer companies. The Compensation Committee generally seeks to target our directors’ total compensation (defined as total cash compensation and total equity compensation) at or near the median total compensation of the directors of our peers.
In October 2019, at the request of our Compensation Committee, Mercer performed and presented to the Compensation Committee a study of reported non-employee director compensation practices (the “2019 Mercer Non-Employee Director Compensation Study”). The 2019 Mercer Non-Employee Director Compensation Study included comparisons of our non-employee director compensation to a peer group of companies, which assisted the Compensation Committee with designing our non-employee director compensation program to be competitive with the peer group and other companies in our markets.
According to the 2019 Mercer Non-Employee Director Compensation Study, total cash compensation compared to a group of our peers was below the 50th percentile and annual equity compensation was near the 50th percentile, which resulted in total direct compensation below the 50th percentile. The 2019 Mercer Non-Employee Director Compensation Study made the following recommendations for our non-employee directors:
•continue the annual retainer of $80,000, with such retainer to continue to include seven in-person Board meetings and ten telephonic Board meetings without committee meeting fees;
•continue to pay additional cash compensation of $2,000 for attendance in-person and $1,000 for attendance telephonically for each meeting for attendance above the number of Board meetings included in the annual retainer;
•continue the additional compensation for the Chair of the Audit Committee of $15,000 and continue to pay $10,000 for the Chair of the Compensation Committee and $5,000 for the Chair of the NESG Committee; and
•increase annual equity compensation from $75,000 to $90,000.
The Compensation Committee again considered the 2019 Mercer Non-Employee Director Compensation Study and changes in the Board’s structure and recommended to the Board, and the Board approved, no changes to non-employee director compensation, compensation for the Board for 2020 was as follows:
•an annual retainer of $80,000, with such amount to include seven in-person Board meetings and ten telephonic Board meetings;
•additional cash compensation of $2,000 for each meeting attended in person and $1,000 for each meeting attended telephonically for attendance above the number of Board meetings included in the retainer;
•additional cash compensation of $37,500 annually for the Chair, $12,500 annually for each Chair of the Audit and Compensation Committees and $5,000 annually for the Chair of the NESG Committee;
•equity compensation in the form of time-based Restricted Stock Units with tandem dividend equivalents (“Restricted Stock Units”) with a value of approximately $75,000, with each grant vesting at the end of a one-year period, which may be accelerated upon a change in control, as defined in the LTIP);
•additional equity compensation in the form of Restricted Stock Units with a value of approximately $37,500 for the Chair that vests at the end of a one-year period and may be accelerated upon a change in control, as defined in the LTIP; and
•reimbursement for reasonable costs and expenses incurred in connection with attendance at Board and committee meetings.

MYR GROUP INC. | 2021 PROXY STATEMENT	24

Director Compensation Table
The following table sets forth the compensation received by each of our non-employee directors in the year ended December 31, 2020. Beginning with the Board meeting in April 2020 our non-employee directors received one-quarter of the annual cash retainer and one-quarter of the additional cash compensation for serving as the Chair of a board committee or as Board Chair at each quarterly board meeting:

Name	Fees Received in Cash or Stock(1) ($)	Stock Awards(2)(3)(4) ($)	Total ($)
Larry F. Altenbaumer(5)	23,125	—	23,125
Bradley T. Favreau	80,000	59,733	139,733
Kenneth M. Hartwick(6)	117,500	89,613	207,113
William A. Koertner	80,000	59,733	139,733
Jennifer E. Lowry	80,000	59,733	139,733
Donald C.I. Lucky(7)	85,000	59,733	144,733
Maurice E. Moore(8)	92,500	59,733	152,233
Shirin O'Connor	60,000	59,733	119,733
William D. Patterson(9)	92,500	59,733	152,233
(1)This column reflects the cash fees earned by directors in 2020, including fees that were paid in the form of common stock. Our non-employee directors have the option of receiving between 10% and 60% of their annual retainer in the form of our common stock. In addition to fees received, the amounts in this column include the cash equivalent of the stock received by a director making this election. In 2020, Ms. Lowry received 1,546 shares of stock as a portion of her annual retainer and Mr. Lucky received 910 shares of stock as a portion of his annual retainer. These amounts are based upon the closing stock price on the date the retainer payment is made.
(2)Messrs. Favreau, Koertner, Lucky, Moore and Patterson, and Mses. Lowry and O'Connor were each awarded 2,233 Restricted Stock Units and Mr. Hartwick was awarded 3,350 Restricted Stock Units, on April 27, 2020. The amounts in this column represent the aggregate grant date fair value of those awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Compensation-Stock Compensation Topic 718. These awards vest at the end of a one-year period. These amounts are based upon the closing stock price on the date of the grant for these awards and may not correspond to the actual value that may be recognized. Assumptions used in the calculation of these amounts are included in footnote 14 to our audited consolidated financial statements for the fiscal year ended December 31, 2020 included in our 2020 Annual Report on Form 10-K.
(3)As of December 31, 2020, Messrs. Favreau, Koertner, Lucky, Moore and Patterson and Mses. Lowry and O'Connor each held 2,233 unvested Restricted Stock Units and Mr. Hartwick held 3,350 unvested Restricted Stock Units.
(4)For the 2020 grant we decided that the average share price for the last 30 trading days of 2019 would be used to determine the number of restricted stock units awarded . The decision to use this average share price was due to the uncommonly low stock price experienced in March and April of 2020, which was the result of the COVID-19 pandemic.
(5)The amounts for Mr. Altenbaumer represent his retainer payment and remaining portion of his additional cash compensation associated with his compensation committee Chair payment earned prior to his resignation from the Board on April 23, 2020.
(6)Mr. Hartwick received additional cash compensation of $37,500 as Board Chair.
(7)Mr. Lucky received additional cash compensation of $5,000 as the Chair of the NESG Committee.
(8)Mr. Moore received additional cash compensation of $12,500 as the Chair of the Audit Committee.
(9)Mr. Patterson received additional cash compensation of $12,500 as the Chair of the Compensation Committee.
Director Stock Ownership
The Board has established stock ownership guidelines for our non-employee directors to reinforce the importance of aligning the interests of our directors and stockholders. The guidelines for non-employee Directors generally require directors to meet an equity ownership level with a value equal to or greater than four times the annual cash retainer within five years from the date the director was appointed to the Board. A non-employee director has three years to meet an incremental increase in the minimum stock ownership level caused by an increase in the annual retainer. We have adopted retention requirements with respect to these stock ownership guidelines whereby directors are expected to retain shares after withholding any shares to satisfy taxes at the time of vest (“Net Shares”) received through the vesting of Restricted Stock Units if they have not satisfied the required equity ownership level.

25	MYR GROUP INC. | 2021 PROXY STATEMENT

The following table sets forth each non-employee director’s ownership as of February 26, 2021 for stock ownership guidelines purposes:

Name	Share Ownership(1) (#)	Value Of Share Ownership(2)(2) ($)	Ownership Guideline	Current Ownership Multiple
Bradley T. Favreau	11,988	735,104	4.0×	9.2x
Kenneth M. Hartwick	16,605	1,018,219	4.0×	8.7x
William A. Koertner(3)	165,550	10,151,526	4.0×	126.9x
Jennifer E. Lowry(4)	8,832	541,578	4.0×	6.8x
Donald C.I. Lucky	14,705	901,711	4.0×	11.3x
Maurice E. Moore	28,904	1,772,393	4.0×	22.2x
Shirin O'Connor(5)	2,233	136,928	4.0×	1.7x
William D. Patterson	29,468	1,806,978	4.0×	22.6x
(1)The numbers of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purposes and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2020 of $61.32, whichever is higher.
(3)Mr. Koertner stepped down as President and CEO effective January 1, 2017 and as Executive Board Chair effective March 31, 2018 and continues to serve as a non-employee director.
(4)Ms. Lowry’s appointment to the Board was effective on July 27, 2018.
(5)Ms. O'Connor’s appointment to the Board was effective on April 27, 2020.
Insider Trading Policy
Our insider trading policy, among other things, prohibits our directors from hedging the economic risk of their stock ownership, holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. The policy also prohibits trading in our securities outside of specified window periods and without pre-clearance.

MYR GROUP INC. | 2021 PROXY STATEMENT	26

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have a written policy and procedures for the review, approval and ratification of transactions with related persons, which have been adopted by the Board. Under our policy, the definition of related persons includes, among others, any person who is or was, during the last fiscal year, an executive officer, director or nominee for director of the Company, any stockholder owning more than 5% of any class of our voting securities, or an immediate family member of any such person.
It is the policy of the Company to prohibit related person transactions unless the Company’s Audit Committee has determined in advance of the Company or a subsidiary entering into the transaction that it will be conducted on terms that are fair to the Company or the subsidiary and the transaction is in the best interests of the Company or the subsidiary.
Pursuant to our policy and the SEC and Nasdaq reporting rules, there were no reported transactions in 2020 that qualified as a related person transaction. As a result, no reported transaction was referred to the Audit Committee or any other committee of the Board for review and no related person transaction was required to be disclosed in the Company’s filings.

27	MYR GROUP INC. | 2021 PROXY STATEMENT

COMPENSATION COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Compensation Committee in accordance with our By-Laws. The Board has determined that each member of the Compensation Committee qualifies as an “independent” director as defined under the Nasdaq rules and, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation Committee firmly believes that the compensation of our executive officers should emphasize paying for performance that contributes to our success while encouraging behavior that is in our stockholders’ long-term best interests. The Compensation Committee is responsible for assisting the Board in overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. To represent and assist the Board in its oversight of the Company’s compensation practices and under its charter, the Compensation Committee performs, among others, the following tasks:
•reviews and recommends changes to the Company’s executive compensation philosophy, general compensation programs and executive benefit plans, including incentive-compensation programs and equity-based plans;
•reviews and recommends any changes to the goals and objectives of the Company’s executive compensation plans;
•annually evaluates the performance of executive officers in light of the goals and objectives of the Company’s executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels of executive officers based on this evaluation;
•evaluates the appropriate level of compensation for Board and committee service on our Board and determines and approves, or recommends to the Board for its approval, the level of compensation for such service;
•establishes and reviews stock ownership guidelines for directors and officers;
•oversees management succession, in accordance with the Board’s Corporate Governance Principles; and
•reviews and recommends to the Board the frequency with which the Company will conduct Say-on-Pay Votes and reviews and approves proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement.
The “Compensation Discussion and Analysis” included in this Proxy Statement goes into further detail about the Compensation Committee’s processes for determining the appropriate levels of compensation for NEOs and directors.
COMPENSATION CONSULTANTS
In order to fulfill its duties, the Compensation Committee has the authority to retain, at the Company’s expense, its own advisors and compensation consultants and to approve their compensation. These external compensation consultants provide the Compensation Committee with guidance on compensation trends, program designs and market research and advice and recommendations on both executive and director compensation. They also help evaluate the competitive position of executive officers’ and directors’ compensation and provide advice on incentive award programs. Their findings are discussed in more detail in “Compensation Discussion and Analysis.”
Compensation consultants are engaged by and report directly to the Compensation Committee on executive compensation matters and meet separately with the Compensation Committee outside the presence of management. Interaction between the compensation consultants and management is generally limited to providing necessary information and data.

MYR GROUP INC. | 2021 PROXY STATEMENT	28

As it has in prior years, the Compensation Committee retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to serve as its executive and director compensation consultant. The Compensation Committee reviewed the independence of Mercer’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisers. Following its review, the Compensation Committee concluded that Mercer had no conflicts of interest and could provide the Compensation Committee with objective and independent executive and director compensation advice.
MANAGEMENT SUCCESSION PLANNING AND DIVERSITY
The Compensation Committee regularly reviews and provides input on management’s succession planning and talent management. This review includes an ongoing evaluation of management’s talent and leadership at both the workforce and senior management levels as well as an endorsement of extensive training and professional development programs for all employees. The Compensation Committee believes that a diverse workforce strengthens the Company and, accordingly, considers the importance of diversity in its review of management’s succession planning and talent management.
COMPENSATION RISK ASSESSMENT
In reviewing and approving compensation programs, the Compensation Committee considers whether the programs are likely to promote risk-taking behavior that could adversely affect the Company. The Compensation Committee has designed the Company’s compensation programs, including the Company’s incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated into our programs available for our executive officers:
•A Balanced Mix of Compensation Components — The target compensation mix for the Company’s executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•Multiple Performance Metrics — The Company’s incentive compensation plans use multiple Company-wide metrics, which encourage retention of executives and focus on the achievement of objectives for the overall benefit of the Company. The incentive compensation granted under the plans in 2020 included:
◦Annual cash incentive compensation under the SMIP that was dependent on multiple performance metrics, including pre-tax income and safety performance.
◦40% of the long-term incentive compensation granted under the LTIP in the form of Restricted Stock Units with three-year vesting.
◦60% of the long-term incentive compensation granted under the LTIP in the form of performance awards that will cliff-vest on December 31, 2022 and were allocated evenly between awards that will pay out based on the performance measures of return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) as compared to a group of peer companies.
•Capped Incentive Awards — Annual cash incentive awards are capped at 200% of salary for our CEO and lesser amounts for our other executive officers. The number of performance shares that can be earned is capped at 200% of target for all executive officers.
•Clawback Provisions — Long-term incentive award agreements contain clawback provisions, which make all such equity awards subject to the Company’s right to recover the award in the event that it is determined that a participant has engaged in conduct that contributed to any material restatement of our earnings.
•Stock Ownership Guidelines — Stock ownership guidelines call for significant share ownership for our executive officers.
•Stock Retention Policy — Executive officers are expected to retain the Net Shares received through an exercise of stock options and the vesting of restricted stock, Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.

29	MYR GROUP INC. | 2021 PROXY STATEMENT

•Anti-Hedging and Pledging Policy — Executive officers are expected to comply with our insider trading policy that prohibits our executive officers from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.
The Compensation Committee annually performs an assessment of compensation-related risks for all of our compensation policies and programs. These assessments include a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the discretion provided in the oversight of these programs. Periodically, the Compensation Committee retains outside consultants to assist in these assessments. After its review in 2020, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. If the Company’s risk profile was to change, the Compensation Committee would consider appropriate adjustments in policies and practices.
COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2020
The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in our Proxy Statement to be filed with the SEC in connection with our 2021 Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Form 10-K”).

Compensation Committee:	William D. Patterson, Chair Bradley T. Favreau Donald C.I. Lucky Shirin O'Connor
The information contained in the above Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

MYR GROUP INC. | 2021 PROXY STATEMENT	30

LETTER FROM OUR COMPENSATION COMMITTEE
Dear Fellow Stockholder,
Good progress was realized in 2020 in the advancement of the Company’s strategy to grow through a balanced combination of organic growth and strategic acquisitions that built on our foundation that emphasizes safety and quality relationships.
The Compensation Committee believes that the design of its compensation programs is an important driver of stockholder value creation at MYR Group by helping us attract, retain and incentivize quality talent. Our programs reward success when the management team’s efforts build stockholder value and limit compensation when our performance expectations are not met. We have designed our compensation programs to incentivize employees at all levels within the organization and to specifically reward our key leaders for their contributions to both our short-term and long-term performance.
We believe that the pay of our executive officers should be linked to our long-term performance; thus, our compensation programs are designed to reward strong financial performance and safe operations. We also recognize the importance of acquiring and retaining the very best employees, and we regularly review our compensation programs to ensure we are competitive with the market for quality talent. In addition, we offer extensive training and professional development programs for all employees to provide them with opportunities for meaningful career paths.
The Compensation Committee annually reviews the performance metrics and the equity compensation vehicles used in our long-term equity compensation program to ensure they are aligned with the goals we believe will drive stockholder value. Following our analysis for 2020, we concluded that the financial performance metric of return on invested capital and the market-based metric of relative total stockholder return continued to be appropriate. We believe these metrics align the long-term equity compensation opportunities of our executive officers with stockholder value creation. In addition to this focus on long-term value, we also provide short-term incentives to employees for both financial and safety performance.
In addition to our annual “say-on-pay” proposal, we invite our stockholders to provide feedback on our executive compensation programs, as we believe these conversations have improved and will continue to improve our programs. With the positive responses to our “say-on-pay” votes over recent years and based on our annual review of best practices with our independent compensation consultant, we have maintained our fundamental compensation programs and structures. Through these review processes and stockholder feedback, we continue to endeavor to improve these programs with the objective of improving stockholder value.

On behalf of the Compensation Committee,

William D. Patterson
Chair of the Compensation Committee

31	MYR GROUP INC. | 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, principles and material components of our executive officer compensation program for our NEOs.
Named Executive Officers
Our NEOs for 2020 were as follows:

Name	Title
Richard S. Swartz	President and Chief Executive Officer
Betty R. Johnson	Senior Vice President and Chief Financial Officer
Tod M. Cooper	Senior Vice President and Chief Operating Officer–Transmission & Distribution
William F. Fry	Vice President, Chief Legal Officer and Secretary
Jeffrey J. Waneka	Senior Vice President and Chief Operating Officer–Commercial & Industrial
2020 Company Performance
MYR Group is a holding company of specialty electrical construction service providers that was established in 1995 through the merger of long-standing specialty contractors. Through our subsidiaries, we serve the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada and have the experience and expertise to complete electrical installations of any type and size. Our Transmission and Distribution (“T&D”) segment provides a broad range of comprehensive services on electric transmission and distribution networks and substation facilities including design, engineering, procurement, construction, upgrade, maintenance and repair services. Our T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Our Commercial & Industrial (C&I) segment provides electrical contracting services including the design, installation, maintenance and repair of commercial and industrial wiring, the installation of traffic networks and the installation of bridge, roadway and tunnel lighting for general contractors, facility owners, local governments and developers in the United States and western Canada. Typical C&I contracts cover electrical contracting services for airports, hospitals, data centers, hotels, stadiums, convention centers, renewable energy projects, manufacturing plants, processing facilities, waste-water treatment facilities, mining facilities and transportation control and management systems.
Our noteworthy 2020 highlights included the following:
•record revenues of $2.247 billion, an increase of 8.5% over 2019;
•strong backlog of $1.649 billion compared to $1.499 billion at the end of 2019; and
•net income attributable to MYR Group Inc. was $58.8 million compared to $37.7 million in 2019.
Pay For Performance
We have designed our compensation programs to reward our key executive officers for their contributions to our short- and long-term performance and to be competitive with programs offered by companies with which we compete for executive officer talent. We believe that the pay of our NEOs should be directly linked to performance; thus, our compensation programs are designed to reward strong financial performance and safe operations.
In 2020, we exceeded our pretax financial performance goal resulting in annual cash incentive payouts above our target for financial performance under the SMIP. Additionally, we exceeded our targets for safety performance goals, resulting in above target annual cash incentive payouts under the SMIP for safety performance. The average ROIC for the three years ended December 31, 2020, 2019 and 2018 was 10.6% and, therefore, 75.7% of the target number of ROIC performance shares were earned, for grants made in 2018. For the 2018 TSR performance shares, TSR performance ranked at the 72nd percentile and, therefore, 188.0% of the target number of TSR performance shares were earned.

MYR GROUP INC. | 2021 PROXY STATEMENT	32

OBJECTIVES OF OUR COMPENSATION PROGRAM
We seek to maintain the competitiveness of our executive compensation program with those of our peers and competitors. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including results of compensation benchmarking studies, general economic conditions, the effects of inflation or other economic forces, changes in our business operations and the related financial results, results of our stockholder vote on our Say-on-Pay proposal and changes in the compensation practices of our competitors. We also take into account each executive officer’s individual performance when making compensation adjustments.
The primary objectives of our executive compensation program are to:
•attract, motivate and retain the most talented and dedicated executive officers possible;
•reward accountability and performance by linking compensation to the achievement of financial and safety performance goals;
•motivate executive leadership and promote behavior that aligns our executive officers’ interests with those of our stockholders;
•encourage our executive officers to develop business and build a backlog of profitable business to ensure our long-term success;
•encourage our executive officers to develop business models and systems that seek out strategic opportunities, which benefit the Company and our stockholders;
•encourage our executive officers to develop and maintain an understanding of our industry’s competitive environment and position ourselves as a leader within our industry; and
•encourage our executive officers to implement a culture of legal and regulatory compliance and a commitment to operating our business with the highest standards of professional conduct, ethics and compliance.

33	MYR GROUP INC. | 2021 PROXY STATEMENT

KEY FEATURES OF OUR COMPENSATION

We adhere to executive compensation best practices
☑
Competitive Pay.   We provide our executive officers with total compensation opportunities at levels that are competitive with our peer companies, and we reward outstanding performance and the achievement of strategic goals.

☑
Capped Incentive Awards.   Annual cash incentive awards are capped at 200% of target for our CEO and lesser amounts for our other NEOs, and the number of performance shares that can be earned is capped at 200% of target for all NEOs.

☑
Independent Compensation Consultant.   Our Compensation Committee has engaged its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

☑	Peer Companies. We conduct a rigorous peer group assessment and maintain a peer group that provides a valuable comparison for compensation decisions.
☑
Clawback Policy.   Long-term incentive award agreements contain clawback provisions that make all such equity awards subject to the Company’s right to recover the award in the event that it is determined that a participant has engaged in conduct that contributed to any material restatement of our earnings.

☑
Risk Assessment.   The Compensation Committee performed a risk assessment and determined that no element of our compensation program was reasonably likely to have a material adverse effect on our Company.

What we do to align executive compensation with the interests of our stockholders			What we don’t do
☑
Pay for Performance.   We grant equity awards that provide a mix of retention-based awards and awards that will reward our executives for the achievement of long-term performance goals that are intended to maximize stockholder value.
⊗
No Hedging or Pledging.   We have an insider trading policy that prohibits our NEOs and employees from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.

☑
“Say-on-Pay.”   We annually put our NEO compensation to an advisory vote of our stockholders and received a positive response of over 98% of the votes represented at the 2020 Annual Meeting and entitled to vote on this proposal at the 2020 Annual Meeting.
		⊗	No Gross-ups. We do not include gross-up payments for excise taxes in our employment agreements.
☑	Stock Ownership Guidelines. We have stock ownership guidelines, with a stock retention feature, for our NEOs.	⊗
No Single Trigger.   Our employment agreements with our NEOs provide for additional severance payments and benefits only on a so-called “double trigger” basis, for termination without cause or for good reason following a change of control.

☑	Stockholder Input. We encourage open dialogue with stockholders to solicit input and feedback on our compensation practices and policies.

MYR GROUP INC. | 2021 PROXY STATEMENT	34

COMPONENTS OF OUR COMPENSATION

Pay Component	Objective	Key Features
Base Salary	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.
Varies based on skills, experience, level of responsibility and other factors.
Adjustments are considered annually based on individual performance, level of pay relative to the market and internal pay equity.

Short-Term Incentives
To reward for annual corporate performance under the SMIP.
To align NEOs’ interests with those of our stockholders by linking part of their compensation with annually established financial and safety performance goals.
To retain NEOs by providing market-competitive compensation.

Annual incentive payments are cash awards based on financial, safety and individual performance objectives.
Annual cash incentive awards are capped at 200% of salary for our CEO and lower percentages for our other NEOs.

Long-Term Incentives
To reward long-term corporate performance under the LTIP.
To align NEOs’ interests with long-term stockholder interests by linking part of NEO compensation with long-term corporate performance.
To provide opportunities for wealth creation and stock ownership, which promote retention and enable us to attract talent and motivate our NEOs.
To retain NEOs by providing multi-year vesting of equity grants and multi-year performance periods.

Targeted at levels that will provide total direct compensation (salary plus short-term incentive plus long-term equity awards) competitive with our peer group’s total direct compensation.
Balances multiple objectives using different equity types, including Restricted Stock Units and performance shares to balance multiple objectives.
Restricted Stock Units vest ratably over three-year periods.
Performance shares granted in 2020 will cliff-vest on December 31, 2022 and the number of shares that can be earned is capped at 200% of target.

Profit Sharing Contributions to Diversified Holdings Savings Plan	To reward annual corporate performance for our employees, including our NEOs.	Contribute up to 10% of salary depending on the profitability of the Company, up to the maximum allowed by the plan.
401(k) Matching Contributions to Diversified Holdings Savings Plan	To provide certain retirement income for our employees, including our NEOs.	Provide a match of 100% of an employee’s contributions up to the first 6% of the employee’s salary, up to the maximum allowed by the plan.
Executive Perquisites	To attract and retain NEOs.	Limited programs offering perquisites such as a company vehicle or car allowance, financial planning services and relocation expenses.

35	MYR GROUP INC. | 2021 PROXY STATEMENT

STOCKHOLDER ENGAGEMENT AND “SAY-ON-PAY”
At our 2020 Annual Meeting, more than 98% of the votes represented at the 2020 Annual Meeting and entitled to vote on the Say-on-Pay proposal voted in support of an advisory resolution regarding the compensation of our NEOs. These results demonstrated strong stockholder support for our overall executive compensation program. The Compensation Committee considered this favorable vote and determined that our current practices and processes did not require any significant modifications to address stockholder concerns. The Compensation Committee will continue to consider the outcome of these annual advisory votes when considering future executive compensation arrangements.
In addition to our annual Say-on-Pay proposal, stockholders are encouraged to provide feedback on our corporate governance policies and our executive compensation programs, including their various components. Management reports to the Compensation Committee on issues or concerns our stockholders provide with respect to our executive compensation programs. We encourage stockholders to reach out to the Board or the Compensation Committee with any feedback on our executive compensation programs. For more information on providing feedback and the related procedures, please see “Corporate Governance—Communications with the Board and Reporting of Concerns” in this Proxy Statement.

MYR GROUP INC. | 2021 PROXY STATEMENT	36

2020 TARGET COMPENSATION
We endeavor to maintain strong compensation practices, which requires effective governance standards with respect to the oversight of our executive compensation policies and practices. Although we do not use a specific formula to determine the mix of at-risk pay that is performance-based and fixed compensation paid to our NEOs, our emphasis on pay-for-performance results in at-risk performance-based compensation (which we define as performance share awards and cash awards tied to performance) representing a significant part of our NEOs’ target compensation. In 2020, at-risk performance-based compensation represented approximately 55% of the target total direct compensation for our CEO and an average of approximately 49% of the target total direct compensation for our other NEOs, as shown in the charts below:
2020 TARGET COMPENSATION

CEO
Performance: Short Term 25%
Restricted Stock Units 20%
Base Salary 25%
Performance: Long Term 30%

OTHER NEO

Restricted
Stock Units
17%
Performance:
Short Term
23%
Performance:
Long Term
26%
Base
Salary
34%

As shown below for 2020, the target total direct compensation for our CEO and other NEOs was generally close to or below the peer group median (as discussed below under “Peer Groups, Pay Mix and Use of Compensation Consultants”):

	2020 Target Total Direct Compensation ($ in 000s)(1)	Median Peer Group Total Direct Compensation Based on Mercer’s 2020 Report ($ in 000s)
Chief Executive Officer	$3,000	$3,432
Other NEOs(2)	$1,255	$1,184
(1)2020 target total direct compensation includes base salary, target annual cash incentive awards under our SMIP, and target equity awards under our LTIP, which are valued in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the fair value of equity awards and vesting details are included in footnote 14 to our audited consolidated financial statements 2020 Form 10-K.
(2)Represents the average total direct compensation of Ms. Johnson and Messrs. Cooper, Fry and Waneka.

37	MYR GROUP INC. | 2021 PROXY STATEMENT

MANAGEMENT’S ROLE IN DETERMINING COMPENSATION
The Compensation Committee oversees the executive compensation program for our NEOs, as discussed under “Compensation Committee Matters.” Our management also plays an important role in setting the compensation of our NEOs by initially recommending various aspects of incentive compensation, including financial performance goals, safety performance goals and strategic goals relating to each NEO. Management also makes recommendations regarding the salary, short-term cash incentive awards and equity awards for our NEOs (other than with respect to our CEO). While our management makes recommendations as to the goals and awards for NEOs’ incentive compensation (other than with respect to our CEO), the Compensation Committee has final authority and complete discretion to ultimately set the compensation of our NEOs.
At the request of the Compensation Committee, our CEO presents to the Compensation Committee his evaluation of the performance of our other NEOs and his recommendations regarding their compensation. The Compensation Committee considers these evaluations and recommendations in determining our NEOs’ salaries and the amounts that may be paid under our incentive plans. To assist the Compensation Committee, management also prepares information “tally sheets.” The purpose of the tally sheets is to provide the Compensation Committee the information on key elements of actual realized compensation and potential realizable compensation for our NEOs so that the Compensation Committee may fully evaluate our total compensation packages. Further, the Compensation Committee discusses compensation decisions with Mercer, its independent compensation consultant, and deliberates on such decisions without management present.
PEER GROUPS, PAY MIX AND USE OF COMPENSATION CONSULTANTS
The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies to establish initial compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should be considered only as a point of reference for measurement and not as the determinative factor for our NEOs’ compensation. The results of the studies do not supplant the significance of the individual performance of our NEOs that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that is used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, the Compensation Committee has discretion to determine the frequency of performing benchmarking and other studies.
We annually compare our compensation program with those companies in a peer group that the Compensation Committee evaluates together with Mercer (the “Peer Group”). The companies selected for inclusion in the Peer Group, which are listed below, were selected on the basis of a number of factors, including similar industry characteristics, organization size and financial characteristics such as revenues, total assets and market capitalization, as well as companies we compete with for talent. At the time of selection, all of the companies were publicly traded U.S. companies in the construction, engineering and commercial services industries with annual revenue between approximately one-half and two times our annual revenue.
In 2020, we removed Superior Energy Services, Inc. from our peer group because they are no longer publicly traded. The companies included in the Peer Group for the evaluation of 2020 executive compensation are as follows:

MYR GROUP INC. | 2021 PROXY STATEMENT	38

EXECUTIVE COMPENSATION PEER GROUP FOR 2020

• Aegion Corporation	• Matrix Service Company
• Ameresco, Inc.	• Newpark Resources, Inc.
• Astec Industries, Inc.	• Orion Group Holdings, Inc.
• Comfort Systems USA, Inc.	• Primoris Services Corporation
• Dycom Industries, Inc.	• Sterling Construction Company, Inc.
• Granite Construction Incorporated	• Team, Inc.
• Great Lakes Dredge & Dock Corporation	• Tetra Tech, Inc.
• IES Holdings, Inc.
The Compensation Committee used the October, 2020 Mercer Executive Compensation Review to develop the 2020 executive compensation. In October, 2020 Mercer performed and presented to the Compensation Committee an executive compensation study (the “Mercer Executive Compensation Review”). The Mercer Executive Compensation Review included comparisons of our executive compensation programs to the Peer Group, which assisted the Compensation Committee with designing our executive compensation program for 2020 to be competitive with the Peer Group and our markets. According to the Mercer Executive Compensation Review, MYR Group was positioned over the Peer Group median of annual revenue and below the Peer Group median of total assets and market capitalization, respectively, as indicated in the chart below:

MERCER EXECUTIVE COMPENSATION REVIEW OF
MYR GROUP AMONG ITS PEER GROUP(1)

2,186
1,558
950
1,239
628
741
2,000
1,600
1,200
800
400
0
Annual Revenue
Total Assets
Market Capitalization
MYR Group ($ Millions)
Peer Group Median ($ Millions)

(1) All data in graph was taken from the Mercer Executive Compensation Review Study.

39	MYR GROUP INC. | 2021 PROXY STATEMENT

The Compensation Committee generally considers the median total compensation of the peer group in determining total executive compensation and allows business and individual performance to determine whether actual pay is above or below the median. The Compensation Committee believes that this review of peer group programs provides valuable information during the Compensation Committee’s review and design of both the NEOs’ overall compensation levels and individual components of compensation, including the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation.
ANALYSIS OF 2020 COMPENSATION DECISIONS AND ACTIONS
2020 Base Salary
Salary is a critical element of our NEOs’ compensation because it provides them with a base level of guaranteed monthly income as compensation for services provided to the Company. The Compensation Committee generally reviews the salaries of the NEOs annually. To assist with that review, the Compensation Committee often will refer to the salaries in effect for comparable officers at companies in the Peer Group. The Compensation Committee also considers internal comparables, individual performance and level of responsibility, economic conditions and the Company’s financial performance in reviewing salary levels. When market or merit increases are warranted, changes in salary are generally made effective during our second quarter.
When setting salaries for our NEOs for 2020, the Compensation Committee considered the 2020 Mercer Executive Compensation Review, as well as certain other factors, including those specified above. As a result, the Compensation Committee made the following decisions related to base salaries for our NEOs in 2020:

Name	2020 Base Salary	2019 Base Salary	Percentage Increase
Richard S. Swartz	$750,000	$690,000	8.7%
Betty R. Johnson	$450,000	$425,000	5.9%
Tod M. Cooper	$475,000	$425,000	11.8%
William F. Fry	$380,000	$325,000	16.9%
Jeffrey J. Waneka	$415,000	$395,000	5.1%
2020 Short-Term Incentive Compensation
Awards granted under the SMIP are designed to provide our NEOs with annual cash performance awards to reward the achievement of certain performance goals established annually by the Compensation Committee that we believe are strongly linked to stockholder value creation. An important factor in our decision to pay our SMIP awards in cash rather than in equity has been to help ensure that our compensation program remains competitive with the compensation programs of our direct competitors. The Compensation Committee established performance targets based on financial performance and safety performance goals that encouraged our NEOs to increase stockholder value by focusing on growth in revenue and earnings, and to maintain and improve safety performance in operations. These performance goals were the basis for awards under the SMIP for 2020.
The amount of the payout of awards for each NEO under the SMIP for 2020 depended on the percentage of each NEO’s salary that the Compensation Committee determined to be subject to the award, our performance measured against financial and safety performance goals established by the Compensation Committee and an assessment of the NEO’s individual performance.
The basic formula for calculating the 2020 SMIP payout is as follows:

MYR GROUP INC. | 2021 PROXY STATEMENT	40

The Compensation Committee determined the percentage of each NEO’s salary to be subject to an award under the plan based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. No payouts under the 2020 SMIP awards would be made unless the threshold levels for performance goals were achieved. Achievement of the performance goals above the maximum level would not result in any additional payments above the maximum payout level. Any payouts under the 2020 SMIP awards would be calculated by the straight-line mathematical interpolation between (i) threshold and target performance for performance lower than target but greater than threshold or (ii) target and maximum for performance greater than or equal to target but less than or equal to maximum.
In 2020, each NEO’s award opportunity was based on pre-tax income as the financial performance goal and total case incident rate and lost time incident rate as the safety performance goals. We chose these particular metrics because we believe they are strongly correlated with our success and are consistent with our compensation philosophy of linking NEOs’ compensation with performance. The financial and safety performance goals are intended to be challenging and ambitious but also realistic enough to be attainable given a concerted effort by our NEOs in consideration of current market and competitive conditions and trends.
In connection with its review of the percentage of each NEO’s salary that should be subject to an award under the SMIP in 2020 and considering the Mercer Executive Compensation Review, the Compensation Committee set the following threshold, target and maximum award opportunities based on the achievement of financial and safety performance goals, subject to the weighting percentages set forth below:

	2020 SMIP Opportunity
	(Percent of Base Salary)(1)(2)
Name	Pre-tax Income Target	Total Case Rate Target	Lost Time Incident Rate Target	Total Payout at Threshold	Total Payout at Target	Total Payout at Maximum
Mr. Swartz	70.0%	15.0%	15.0%	50.0%	100.0%	200.0%
Ms. Johnson and Messrs. Cooper and Waneka	49.0%	10.5%	10.5%	35.0%	70.0%	140.0%
Mr. Fry	45.5%	9.8%	9.8%	32.5%	65.0%	130.0%
(1)The SMIP provides for a range of payouts based upon the achievement of performance goals determined by linear interpolation between achievement levels. There is no payout under the SMIP unless threshold performance is achieved. Payout maximum is achieved at maximum performance.
(2)At the discretion of the Compensation Committee, individual payouts may be reduced up to 20% or increased up to 15% based upon an assessment of the NEO’s individual performance.
For 2020, the levels of threshold, target and maximum performance, and the Company’s actual performance are shown in the following table:

	Threshold	Target	Maximum	2020 Results
Pre-tax Income ($000)	39,556	59,235	92,127	81,385
Total Case Incident Rate	1.85	1.39	0.93	1.06
Lost Time Incident Rate	0.29	0.22	0.15	0.11
The Compensation Committee has discretion to reduce individual payouts by up to 20% or increase them by up to 15% based on an assessment of each NEO’s individual performance throughout the year, including consideration of talent development and successor preparation, contributions toward strategic initiatives, internal controls, business development, acquisition integration and information technology initiatives. At the beginning of 2020, the Compensation Committee conducted a review of each NEOs’ performance, with input from the human resources department and other applicable departments, and, based on its qualitative assessment of each NEOs performance, determined not to decrease or increase the SMIP payout awards to any of the NEOs.
See “Executive Compensation Tables—2020 Summary Compensation Table” for the 2020 SMIP payouts to the NEOs.

41	MYR GROUP INC. | 2021 PROXY STATEMENT

2020 Long-Term Incentive Compensation
We believe that long-term performance is achieved through an ownership culture that rewards and encourages our NEOs to foster our long-term success. We believe that an effective method to reward and encourage such success is through the use of equity compensation awards. The purposes of our long-term incentive plan are to attract, motivate and retain our key employees and non-employee directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depends, to provide additional incentives to our employees and directors through stock ownership and other rights that promote and recognize our financial success and growth, and to align management’s interests with those of our stockholders.
All long-term equity awards granted to NEOs in 2020 were made under the LTIP. The LTIP succeeded the 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) (the “2007 LTIP”) in its entirety. Equity grants before March 31, 2017 were made under the 2007 LTIP; all subsequent grants were made under the LTIP.
The Compensation Committee has the authority to determine who will receive long-term equity awards and the nature, amounts and limitations on those awards. The Compensation Committee also has the authority to cancel outstanding grants and substitute new grants of the same or different number of shares of stock and having exercise prices that may be the same or different than the exercise price of the cancelled grants, or amend the terms of outstanding grants, provided that such amendment does not impair the rights of the grantee without the grantee’s consent. Our long-term incentive plans prohibit the repricing of outstanding stock options or stock appreciation rights without stockholder approval.
For 2020, the Compensation Committee considered the market data with respect to each NEO in the 2020 Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, and compensation objectives of retention, stockholder value creation and individual and corporate performance. As a result of this review, in February 2020, the Compensation Committee approved the following mix of equity compensation awards for our NEOs:

VALUE OF 2020 LONG-TERM INCENTIVES
TSR-Based Performance Shares: 30%
ROIC-Based Performance Shares: 30%
Time-Based Restricted Stock Units: 40%

The Compensation Committee elected this mix of equity awards because it represented an appropriate balance of the types of incentives provided by the different types of equity instruments. For example, Restricted Stock Units help to retain key employees and performance shares are designed to vary the level of rewards an NEO receives dependent upon actual corporate performance and market results that are critical to stockholders.

MYR GROUP INC. | 2021 PROXY STATEMENT	42

Time-Based Restricted Stock Units
The 40% of the equity compensation award granted to our NEOs as Restricted Stock Units. On April 27, 2020, we granted Restricted Stock Units that vest ratably on April 27, 2021, March 23, 2022 and March 23, 2023. Due to the negative impact of COVID-19 on our stock price, we used the average of the last 30 day trading days of 2019 ("2020 Grant Price") to determine the number of shares to allocate to our employees. The number of Restricted Stock Units was determined by dividing the amount of the equity compensation award allocated to Restricted Stock Units by the 2020 Grant Price. The fair value of the shares granted were based on the closing price of our common stock on the date of the grant.
ROIC Performance Shares
The 30% of the equity compensation award granted to our NEOs as ROIC-based performance shares can be earned based on the achievement of an average ROIC that is measured over the three-year performance period that starts on January 1, 2020 and ends on December 31, 2022 compared to a target level of average ROIC. For purposes of the ROIC-based performance shares granted in 2020, ROIC, which is a non-GAAP measure, that we define as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period (the “2020 ROIC”), computed as follows:

2020 ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Stockholders’ Equity) at the beginning and the end of each year in the performance period
The target number of ROIC-based performance shares was determined by dividing the dollar-amount of the equity compensation award allocated to ROIC performance by the 2020 Grant Price. The fair value of the shares granted were based on the closing price of our common stock on the date of the grant.
The calculation of the “2020 ROIC grant is assessed annually and the achievement in the following reporting periods are computed, if earned, based on the metrics detailed below:
•20% for the twelve-month period ended December 31, 2020;
•20% for the twelve-month period ending December 31, 2021;
•20% for the twelve-month period ending December 31, 2022; and
•40% for the average of the three annual periods above.
The weighted performance in each of these reporting periods will be accumulated to determine the performance at the end of the performance period, subject to approval by the Compensation Committee.
The number of ROIC-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The potential award levels are as follows (straight-line mathematical interpolation between threshold and target and between target and maximum levels):

2020 ROIC Performance	Performance Shares Earned (% of Target)
Equal to or Above the Maximum	200%
Equal to the Target	100%
Equal to the Threshold	50%
Below the Threshold	0%

43	MYR GROUP INC. | 2021 PROXY STATEMENT

TSR Performance Shares
The 30% of the equity compensation award granted to our NEOs as TSR-based performance shares can be earned based on the TSR of the Company’s stock compared to the TSR of a peer group over the performance period of the equity award grant date, April 27, 2020, to December 31, 2022. We define relative TSR as the change in the fair market value, adjusted for dividends, of the Company’s common stock compared to the change in the fair market value, adjusted for dividends, of a peer group. The measurement of change in fair market value over the performance period is based on the average closing price of common stock for the 20 trading days preceding the grant date, April 27, 2020, and the 20 trading days preceding December 31, 2022. The target number of TSR-based performance shares was determined by dividing the amount of the equity compensation award allocated to TSR performance by the fair value of the grant, which was based on a market-based metric and, therefore, is calculated utilizing a Monte Carlo simulation. The number of TSR-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The potential award levels are as follows (straight-line mathematical interpolation between 25th percentile and 50th percentile or between 50th percentile and 75th percentile):

Relative TSR Performance	Performance Shares Earned (% of Target)
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	25%
Less than 25th Percentile	0%
The Compensation Committee selected the TSR peer group based on each company’s industry and operational comparability. The 2020 TSR peer group was comprised of companies that are in either the peer group used in the stock performance graph in 2020 Form 10-K, the peer group used to set 2020 executive compensation or certain industry peers recommended by Mercer. Consequently, Argan, Inc. and McDermott International were removed from the TSR peer group. In order to be counted in the final TSR calculations, a company must remain publicly traded during the entire performance period.
The peer group of companies used for evaluating the Company’s relative TSR performance for the 2020 grant of TSR-based performance shares is as follows:
TSR PEER GROUP FOR 2020

• Aegion Corporation	• Mastec, Inc.
• Ameresco, Inc.	• Matrix Service Company
• Astec Industries, Inc.	• Newpark Resources, Inc.
• Comfort Systems USA, Inc.	• Orion Group Holdings, Inc.
• Dycon Industries, Inc.	• Primoris Services Corporation
• EMCOR Group, Inc.	• Quanta Services, Inc.
• Granite Construction Incorporated	• Sterling Construction Company, Inc.
• Great Lakes Dredge & Dock Corporation	• Team, Inc.
• IES Holdings, Inc.	• Tetra Tech, Inc.

MYR GROUP INC. | 2021 PROXY STATEMENT	44

2020 Grants of Equity Awards
With respect to each NEO, the Compensation Committee considered the Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, compensation objectives of retention and stockholder value creation and individual and corporate performance, and approved equity award grants to our NEOs in the following amounts based on grant-date fair value, consistent with the presentation in the 2020 Summary Compensation Table:

Named Executive Officer	Value of 2020 Equity Grants by Grant Type
	Value of Restricted Stock Units ($)	Value of ROIC Based Performance Shares1) ($)(	Value of TSR Based Performance Shares(1) ($)	Total Value of Equity Awards ($)
Richard S. Swartz	478,049	358,530	449,960	1,286,539
Betty R. Johnson	191,209	143,407	179,967	514,583
Tod M. Cooper	191,209	143,407	179,967	514,583
William F. Fry	135,435	101,570	127,487	364,492
Jeffrey J. Waneka	159,350	119,492	149,972	428,814
(1)Target awards are shown. The performance shares may be earned over a performance period ending December 31, 2022. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. The ROIC-based performance shares are valued at the closing price per share of our common stock on the grant date. Because TSR is a market-based performance metric, the Company used a Monte Carlo simulation model to calculate the fair value of the grant of TSR-based performance shares in accordance with FASB ASC Topic 718, which resulted in a fair value of $43.66 per share.
2018 Performance Shares Vesting in 2020
The Compensation Committee granted performance share awards in 2018 under the LTIP, that could be earned based on achievement compared to a target level of ROIC, a non-GAAP measure defined as net income plus net interest net of taxes (net income plus net interest, less net interest times the effective tax rate), less dividends divided by invested capital (total debt less cash and marketable securities plus total stockholders’ equity) (the “2018 ROIC”) measured as the average of the 2018 ROIC calculated for the years ended December 31, 2020, 2019 and 2018, respectively and the TSR of the Company’s stock compared to the TSR of a peer group over a performance period that started on March 23, 2018 and ended on December 31, 2020 and otherwise contained terms consistent with the performance shares granted in 2020 under the LTIP described above.
The 2018 ROIC threshold, target and maximum goals were 8.3%, 12.8% and 16.0%, respectively. The three-year average 2018 ROIC was 10.6% which was below target but above threshold performance, and, consequently, 75.7% of the ROIC performance shares were earned. For the 2018 performance share awards based on TSR, the TSR of the Company’s stock ranked at the 72nd percentile of the TSR peer group and, consequently, 188.0% of the target TSR performance shares were earned.

45	MYR GROUP INC. | 2021 PROXY STATEMENT

The chart below shows the performance share payouts in 2020 for each of our NEOs that were awarded performance shares in 2018:

Named Executive Officer	Award Type	Target Award (Shares)	Earned Award (Shares)	Award Value at End of Performance Period(1) ($)
Richard S. Swartz	ROIC	11,944	9,045	556,810
	TSR	8,910	16,750	1,031,130
Betty R. Johnson	ROIC	4,578	3,467	213,429
	TSR	3,415	6,420	395,215
Tod M. Cooper	ROIC	4,578	3,467	213,429
	TSR	3,415	6,420	395,215
William F. Fry	ROIC	—	—	—
	TSR	—	—	—
Jeffrey J. Waneka	ROIC	3,732	2,826	173,969
	TSR	2,784	5,233	322,143
(1)The vesting date was December 31, 2020, subject to the certification of the results. The award value was based on the closing stock price of $61.56 on February 24, 2021, the date the results were approved and shares were released.
2019 Performance Shares Vesting in 2021
The Compensation Committee also awarded performance shares in 2019 under the LTIP that can be earned based on achievement compared to a target level of 2019 ROIC as defined in the Compensation Discussion and Analysis section of the 2019 Proxy Statement calculated for the years ended December 31, 2021, 2020 and 2019, respectively and TSR of the Company’s stock compared to the TSR of a peer group over a performance period that started on March 22, 2019 and will end on December 31, 2021 and otherwise contain terms consistent with the performance shares granted in 2019 under the LTIP described above.
Forward-Looking Target Performance Grants
We do not publicly disclose specific, forward-looking target levels of ROIC for outstanding performance share awards because these target levels relate to executive compensation to be earned and/or paid in future years, do not reflect a fair understanding of the NEOs’ compensation for 2020 and constitute confidential commercial or financial information, the disclosure of which could cause us competitive harm with regard to short-term strategies and goals. We intend to disclose this information after the conclusion of the applicable performance period. When establishing the applicable target levels for the ROIC performance measure, we specifically considered how likely it will be for us to achieve the target levels. We believe that the threshold level will be appropriately difficult to attain, and that the target level will require considerable and increasing collective effort on the part of our employees, including our NEOs, to achieve. Achievement of the maximum level is considered to be a stretch goal given current market conditions. We cannot forecast the results of our TSR grants because it is dependent on the stock price per share in the last 20 trading days before the vest date.
Pro-Rata Earning of Shares and Acceleration of Vesting
Under the terms of the grant agreements, a NEO may earn a pro-rata share of performance shares in the event of his or her death, disability, retirement after reaching normal retirement age (as such is defined in the Social Security Act of 1935, as amended) or termination without “cause” or for “good reason.” The vesting of performance shares may be accelerated in the event of a NEO’s termination without “cause” or for “good reason” following a “change in control.” Additional information regarding these awards may be found in the 2020 Summary Compensation Table, the 2020 Grants of Plan-Based Awards Table and under “Potential Payments Upon Termination or Change in Control.”

MYR GROUP INC. | 2021 PROXY STATEMENT	46

Change in Control
As part of our long-term incentive plan, we include a “change in control” provision that more closely aligns our interests with those of the NEOs in the event of a change in control by allowing the Compensation Committee to adjust long-term incentive equity awards to maintain and protect the rights of the participants in the event of a change in control.
Other Compensation
At its discretion, the Compensation Committee may authorize profit sharing contributions to the Diversified Holdings Savings Plan (our 401(“k”) plan) accounts of our employees, including our NEOs, subject to applicable limitations. For 2020, the NEO's were awarded 10% of their eligible salary in profit sharing contributions.
Additionally, our employees, including our NEOs, receive matching contributions under our 401(k) plan. We match 100% of an employee’s contributions up to the first 6% of such employee’s salary, up to the maximum allowed by the plan.
Each NEO is eligible to utilize the financial planning service paid by the Company.
Each NEO is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any health insurance or health care plan, life insurance, disability insurance, retirement plan, vacation and sick leave plan and other similar plans. In addition, each NEO is eligible for certain other benefits that are generally available to our employees, including reimbursement of business and entertainment expenses, reimbursement of relocation expenses and perquisites, including the choice of a car allowance or the use of a company car with a gas card. The Board may revise, amend or add to the executive officer’s benefits and perquisites as it deems advisable.
The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the “All Other Compensation” column of the “Executive Compensation Tables—2020 Summary Compensation Table.”
Employment Agreements, Severance Benefits and Change in Control Provisions
Mr. Swartz entered into an employment agreement in connection with our private placement in 2007. Mr. Swartz’s employment agreement was amended and restated in April 2017 to replace the excise tax gross-up provisions in favor of a modified cut-back approach, which is consistent with the provisions that the Company has included in new employment agreements since 2011. Ms. Johnson entered into an employment agreement in connection with her appointment as Senior Vice President, Chief Financial Officer and Treasurer in October 2015. Mr. Cooper entered into an employment agreement in April 2015 in connection with his appointment as a Senior Vice President. Mr. Waneka entered into an employment agreement in connection with his appointment as Senior Vice President and Chief Operating Officer C&I in December 2017. Mr. Fry entered into an employment agreement in connection with his appointment as Vice President and Chief Legal Officer and Secretary in January 2019. These employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) provide for severance payments and benefits upon a termination of an NEO’s employment without “cause” or resignation for “good reason,” as further described below under “Executive Compensation Tables—Employment Agreements.” We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to NEOs. We view the cash severance and continuation of health and welfare benefits provided by these agreements as appropriate for the NEOs who may not be in a position to readily obtain comparable employment within a reasonable period of time due to the restrictive covenants, including a one-year non-compete covenant, in the Employment Agreements.

47	MYR GROUP INC. | 2021 PROXY STATEMENT

In addition, the Employment Agreements provide for additional severance payments and benefits upon a termination of a NEO’s employment without “cause” or resignation for “good reason” within one year following a change in control (in other words, only on a so-called “double trigger” basis). We believe that providing change in control benefits reduces the potential reluctance of our NEOs to pursue potential change in control transactions that may be in our best interest while simultaneously preserving neutrality in negotiating and executing transactions that are favorable to us. The Compensation Committee maintains a policy that it will not include gross-up payments for excise taxes as a result of a change in control pursuant to any new employment agreement. Accordingly, the Employment Agreements do not include any provisions to provide gross-up payments for excise taxes as a result of a change in control. Details regarding severance payments and benefits payable upon a termination of a NEO’s employment following a change in control are described under “Executive Compensation Tables—Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”
Deductibility of Executive Compensation
In developing the compensation packages for the NEOs, the Compensation Committee generally considered the deductibility of executive compensation under Section 162(m) of the Code. Section 162(m) generally disallows a tax deduction for compensation paid to certain executive officers (and, beginning in 2018, to certain former executive officers) to the extent that the compensation for any such individual exceeds $1,000,000 in any taxable year. Historically, compensation that qualified as “performance-based” could be excluded from this $1,000,000 limit. This exception has been repealed, effective for taxable years beginning after December 31, 2017, except for certain compensation arrangements in place as of November 2, 2017 for which transition relief is available. In order to maintain flexibility in making compensation decisions, the Compensation Committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the Code. Portions of the compensation we paid to NEOs in 2020 may not be deductible due to the application of Section 162(m) of the Code and, with the general elimination of the “performance-based” exception and the expansion of the definition of “covered employees” brought about by 2017 tax reform, the Compensation Committee is likely to approve compensation that is not deductible under Section 162(m). In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy requirements for deductibility under Section 162(m), as in effect prior to 2018, will in fact be deductible.
Stock Ownership Guidelines and Retention
In order to align the interests of our executives with those of our stockholders, our NEOs are expected to attain levels of beneficial stock ownership measured based on a multiple of his or her annual base salary, as set forth below:

Position	Stock Ownership Guideline
Chief Executive Officer	5× base salary
All Other Named Executive Officers	3× base salary
Under our stock ownership guidelines, our NEOs are expected to attain levels of beneficial stock ownership within five years from the later of the date of the NEO’s appointment to a position subject to the guidelines and three years from the effective date of an increase in compensation. We have adopted retention requirements with respect to these stock ownership guidelines whereby NEOs are expected to retain the Net Shares received through an exercise of stock options and the vesting of restricted stock, Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.

MYR GROUP INC. | 2021 PROXY STATEMENT	48

The following table sets forth each NEO’s ownership as of March 1, 2021:

Name	Share Ownership (#)(1)	Value Of Share Ownership ($)(2)	Ownership Guideline	Current Ownership Multiple
Richard S. Swartz	128,664	7,889,676	5.0 x	10.5	x
Betty R. Johnson	46,660	2,861,191	3.0 x	6.4	x
Tod M. Cooper	38,885	2,384,428	3.0 x	5.0	x
William F. Fry(3)	5,241	321,378	3.0 x	0.9	x
Jeffrey J. Waneka(4)	25,983	1,593,278	3.0 x	3.8	x
(1)The amounts of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purpose and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2020 of $61.32, whichever is higher.
(3)Mr. Fry became subject to the stock ownership guidelines for other NEOs in 2019 upon his appointment as Vice President, Chief Legal Officer and Secretary.
Trading Restrictions
We also have an insider trading policy which, among other things, prohibits NEOs from hedging the economic risk of their stock ownership, holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. Among other restrictions, the policy also prohibits trading in our securities outside of specific window periods and without pre-clearance.
Clawback Arrangements
Each of the agreements underlying equity awards granted to our NEOs under the LTIP and its predecessor, the 2007 LTIP, as applicable, permits the Compensation Committee to cause us to recover shares of common stock or cash paid to the NEO with respect to the applicable award if:
•we restate any part of our financial statements for any fiscal year or years covered by the respective award due to material noncompliance with any applicable financial reporting requirement; and
•the Compensation Committee determines that the respective NEO is personally responsible for causing the restatement as a result of his or her personal misconduct or any fraudulent activity on the part of the NEO.
For grants of restricted stock and Restricted Stock Units, we may recover any shares that vested within the period of 18 months prior to the restatement or the net proceeds of any sales of such shares. With respect to performance shares, the amount of any cash or shares recoverable is limited to the amount by which the payments exceeded the amount that would have been paid to the NEO had our financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Compensation Committee. In the case of stock options, to the extent an applicable NEO exercises a stock option within a period of 18 months prior to the restatement, we may recover from the NEO any equity acquired by the NEO or any net proceeds of any exercises and sales.
CONCLUSION OF THE CD&A
We have designed and administer our compensation programs in a manner that emphasizes the retention of our NEOs and rewards them appropriately for positive results. We monitor the programs in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our NEOs for results aligned with the interests of our stockholders.

49	MYR GROUP INC. | 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
2020 SUMMARY COMPENSATION TABLE
The following table shows the compensation earned by our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non- Equity Incentive Plan Comp(2) ($)	All Other Compensation(3) ($)	Total ($)
Richard S. Swartz President and Chief Executive Officer	2020	716,539	—	1,286,539	1,229,754	49,807	3,282,639
	2019	680,769	—	1,149,938	854,570	34,887	2,720,164
	2018	591,250	—	1,199,936	535,438	23,019	2,349,643
Betty R. Johnson Senior Vice President, Chief Financial Officer	2020	436,058	—	514,583	523,867	64,600	1,539,108
	2019	424,423	—	549,951	372,945	40,800	1,388,119
	2018	387,500	—	459,922	253,443	34,000	1,134,865
Tod M. Cooper Senior Vice President, Chief Operating Officer T&D	2020	447,923	—	514,583	538,121	46,053	1,546,680
	2019	421,423	—	549,951	372,945	40,719	1,385,038
	2018	384,750	—	459,922	270,298	21,700	1,136,670
William F. Fry Vice President, Chief Legal Officer and Secretary	2020	349,327	—	364,492	389,694	52,972	1,156,485
	2019	306,250	100,000	399,960	249,883	239,236	1,295,329
Jeffrey J. Waneka Senior Vice President, Chief Operating Officer C&I	2020	403,846	—	428,814	485,168	50,736	1,368,564
	2019	388,846	—	499,997	341,683	35,004	1,265,530
	2018	325,000	—	374,933	212,565	23,245	935,743
(1)Represents the aggregate grant date fair value of stock awards, including restricted stock, Restricted Stock Units and performance shares granted under the LTIP during the applicable period in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts and vesting details are included in footnote 14 to our 2020 Form 10-K. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers. Below is a breakout of the 2020 performance for the share grant date fair values assuming probable performance and maximum performance (in the case of maximum, based on the maximum number of shares multiplied by the fair value on the grant date):

Named Executive Officer	Probable Performance ($)	Maximum Performance ($)
Richard S. Swartz	808,490	1,616,980
Betty R. Johnson	323,374	646,748
Tod M. Cooper	323,374	646,748
William F. Fry	229,057	458,114
Jeffrey J. Waneka	269,464	538,928
(2)Represents the dollar value of the cash awards earned under our SMIP by the NEOs for fiscal 2020, 2019 and 2018 for Messrs. Swartz, Cooper and Waneka and Ms. Johnson. Mr. Fry joined us as Vice President, Chief Legal Officer and Secretary on January 21, 2019. For further details regarding the SMIP, see “Compensation Discussion and Analysis—Analysis of 2020 Compensation Decisions and Actions—2020 Short-Term Incentive Compensation” above.

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(3)The following supplemental table describes the items of compensation reported in this column for 2020:

Name	401(k) Matching Contribution ($)	Profit Sharing Contribution ($)	Automobile and Other Travel Expenses(a) ($)	Financial Planning Services ($)	Relocation Services ($)
Richard S. Swartz	17,100	28,500	4,207	—	—
Betty R. Johnson	17,100	28,500	9,000	10,000	—
Tod M. Cooper	17,100	28,500	453	—	—
William F. Fry	17,100	28,500	4,279	3,093	—
Jeffrey J. Waneka	17,100	28,500	5,136	—	—
a.Represents the NEO’s personal use of a company automobile or automobile and fuel allowance and related expenses and reimbursements for certain personal travel-related expenses.
2020 GRANTS OF PLAN-BASED AWARDS
The following table sets forth the estimated future payouts for grants of awards made to each of the NEOs under the SMIP and LTIP for 2020:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Stock Awards: Number of Shares of Stock or or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Performance Mertic	Threshold (#)	Target (#)	Maximum (#)
Richard S. Swartz		375,000	750,000	1,500,000
	4/27/2020				TSR	5,153	10,306	20,612		449,960
	4/27/2020				ROIC	6,701	13,403	26,806		358,530
	4/27/2020								17,871	478,049
Betty R. Johnson		157,500	315,000	630,000
	4/27/2020				TSR	2,061	4,122	8,244		179,967
	4/27/2020				ROIC	2,680	5,361	10,722		143,407
	4/27/2020								7,148	191,209
Tod M. Cooper		166,250	332,500	665,000
	4/27/2020				TSR	2061	4122	8,244		179,967
	4/27/2020				ROIC	2680	5361	10,722		143,407
	4/27/2020								7,148	191,209
William F. Fry		123,500	247,000	494,000
	4/27/2020				TSR	1,460	2,920	5,840		127,487
	4/27/2020				ROIC	1,898	3,797	7,594		101,570
	4/27/2020								5,063	135,435
Jeffrey J. Waneka		145,250	290,500	581,000
	4/27/2020				TSR	1,717	3,435	6,870		149,972
	4/27/2020				ROIC	2,233	4,467	8,934		119,492
	4/27/2020								5,957	159,350
(1)These amounts reflect the threshold, target and maximum annual cash incentive compensation amounts that could have been calculated during 2020 based on each NEOs base pay upon the achievement of annual performance goals under the SMIP. For further details regarding the SMIP, see “Compensation Discussion and Analysis—Analysis of 2020 Compensation Decisions and Actions—2020 Short-Term Incentive Compensation” above. Actual amounts awarded under the SMIP that were earned in 2020 are disclosed in the “Executive Compensation Tables—2020 Summary Compensation Table.”
(2)These amounts reflect the threshold, target and maximum number of ROIC-based performance shares and TSR-based performance shares granted on 4/27/2020 under the LTIP. The ROIC-based performance shares will ultimately vest upon the achievement of performance goals over the January 1, 2020-December 31, 2022 performance period. The TSR-based performance shares will ultimately vest upon the achievement of performance goals over the April 27, 2020-December 31, 2022 performance period.

51	MYR GROUP INC. | 2021 PROXY STATEMENT

(3)This column contains the Restricted Stock Unit awards only. The Restricted Stock Unit awards granted on 4/27/2020 under the LTIP to the NEO’s will vest vest ratably on April 27, 2021, March 23, 2022 and March 23, 2023.
(4)Represents the aggregate grant date fair value of Restricted Stock Units and performance shares granted under the LTIP during the fiscal year ended December 31, 2020 in accordance with FASB ASC Topic 718. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. The fair value per share of the Restricted Stock Units and ROIC-based performance awards granted on April 27, 2020 was the grant date share price of $26.75. The fair value per share of the TSR-based performance awards granted on April 27, 2020, which are based on a market-based performance measure was $43.66, as determined using a Monte Carlo simulation. Assumptions used in the calculation of these amounts and vesting details are included in footnote 14 to our audited consolidated financial statements in our 2020 Form 10-K. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized by the officers.
EMPLOYMENT AGREEMENTS
Under each Employment Agreement, the NEO is eligible to receive salary, an annual cash incentive award, as defined under the SMIP, severance pay under certain conditions, use of a company car and gas card or a car allowance in accordance with the Company’s policy, and is eligible to participate in all incentive, 401(k), profit sharing, health and welfare benefit plans, policies and arrangements applicable generally to our other similarly-situated executive officers. Subject to prior notice, each Employment Agreement automatically renews annually for an additional one-year term.
Each Employment Agreement contains non-competition covenants restricting the ability of the NEO to compete with us, to solicit our clients or to recruit our employees during the term of his or her employment and for a period of one year thereafter and prohibiting him or her from disclosing confidential information and trade secrets at any time during or after his or her employment.
Each Employment Agreement generally terminates upon the NEO’s:
•death;
•disability;
•termination for cause by the Company or without good reason by the employee;
•termination without cause or for good reason; or
•termination without cause or for good reason following a “Change in Control” (as defined in each Employment Agreement and generally described below).
If termination results from any of the foregoing, each NEO is entitled to all compensation earned and all benefits and reimbursements due through the date of termination. Additionally, if termination results from any of the reasons below, the NEO would be entitled to the following additional payments and/or benefits:

Reason for Termination	Potential Payment(s)
Disability	Long-term disability benefits pursuant to the terms of any long-term disability policy provided to similarly situated employees of the Company in which the NEO participates.
Termination by the Company without cause or resignation by the employee for good reason	Lump-sum payment of twice the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO breaches the restrictive covenants or becomes reemployed in the two-year period following his or her termination.
Termination by the Company without cause or resignation by the employee for good reason within 12 months following a change in control, a so-called “double trigger” provision	Lump-sum payment of three times the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.

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Each Employment Agreement generally defines “cause” as an NEO’s:
•material breach of the non-competition provisions of the NEO’s Employment Agreement;
•commission of a criminal act by the NEO against the Company, including but not limited to fraud, embezzlement or theft;
•conviction or plea of no contest or nolo contendre to a felony or any crime involving moral turpitude; or
•failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Board that is not cured within 30 days after the receipt of written notice from the Company.
“Good reason” for a NEO’s resignation exists under each Employment Agreement if, among other things, the NEO’s base salary and/or annual target incentive opportunity is reduced, his or her duties are materially reduced, he or she is required to relocate to a work site more than 50 miles from his or her current work site or if the Company materially breaches a material provision of the NEO’s Employment Agreement and fails to cure such breach within 30 days of the receipt of written notice of the breach.
Each Employment Agreement generally defines a “change in control” as the occurrence of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets” as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii), respectively. As described above, if a NEO is terminated without cause or resigns for good reason within 12 months following a “change in control,” the NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, as well as a lump-sum payment equal to three times the NEO’s base salary, three times target annual incentive and company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.
The foregoing descriptions of the terms of the Employment Agreements are qualified in their entirety by reference to the terms and conditions of such agreements that the Company has filed with the SEC.
“Change in control” is similarly defined in the LTIP and its predecessor, the 2007 LTIP. Under the terms of the long-term incentive plans, award agreements may provide for one or more of the following effects in connection with a change in control:
•the acceleration or extension of time periods for purposes of exercising, vesting in or realizing gain from any award granted under the LTIP and its predecessor, the 2007 LTIP;
•the waiver or modification of performance or other conditions related to the payment or other rights under an award;
•provision for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee; or
•other modifications or adjustments to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of plan participants upon or following a change in control.

53	MYR GROUP INC. | 2021 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END
The following table sets forth for each NEO outstanding equity awards as of the end of the 2020 fiscal year:

		OPTION AWARDS			STOCK AWARDS
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b) (1)	Option Exercise Price ($) (d)	Option Expira- tion Date (e)	Number of Shares or units of Stock That Have Not Vested (#) (f)		Market Value of Shares or units of Stock That Have Not Vested(2) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)		Equity Incentive Plan Performance Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($) (i)
Richard S. Swartz	03/25/13	9,935	24.68	3/25/2023
	03/23/18				5,308	(3)	319,011
	03/22/19				9,108	(3)	547,391
	04/27/20				17,871	(4)	1,074,047
	03/22/19							17,573	(5)	1,056,137
	04/27/20							23,709	(6)	1,424,911
Betty R. Johnson	03/23/18				2,035	(3)	122,304
	03/22/19				4,356	(3)	261,796
	04/27/20				7,148	(4)	429,595
	03/22/19							8,404	(5)	505,080
	04/27/20							9,483	(6)	569,928
Tod M. Cooper	03/23/18				2,035	(3)	122,304
	03/22/19				4,356	(3)	261,796
	04/27/20				7,148	(4)	429,595
	03/22/19							8,404	(5)	505,080
	04/27/20							9,483	(6)	569,928
William F. Fry	03/22/19				3,168	(3)	190,397
	04/27/20				5,063	(4)	304,286
	03/22/19							6,112	(5)	367,331
	04/27/20							6,717	(6)	403,692
Jeffrey J. Waneka	03/23/12	1,484	17.48	3/23/2022
	03/25/13	709	24.68	3/25/2023
	03/23/18				1,659	(3)	99,706
	03/22/19				3,960	(3)	237,996
	04/27/20				5,957	(4)	358,016
	03/22/19							7,641	(5)	459,224
	04/27/20							7,902	(6)	474,910
(1)All options were granted under the 2007 LTIP and were fully vested and exercisable as of December 31, 2020.
(2)The closing price per share of the Company’s common stock of $60.10 on December 31, 2020 was used to determine the market values shown in columns (g) and (i).
(3)The restricted stock awards granted on March, 23, 2018, and March 22, 2019 vest ratably over a three-year period beginning on the first anniversary of the grant date vest ratably over a three-year period beginning on the first anniversary of the grant date. These awards are subject to certain clawback provisions.
(4)The restricted stock awards granted on April 27, 2020 vest ratably on April 27, 2021, March 23, 2022 and March 23, 2023. These awards are subject to certain clawback provisions.
(5)These performance share awards will cliff vest on December 31, 2021 and are split between the achievement of certain specified levels of the Company’s ROIC as defined in the grant and the Company’s TSR compared to the TSR of a peer group of companies. Target award shown: ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero. These awards are subject to certain clawback provisions.

MYR GROUP INC. | 2021 PROXY STATEMENT	54

(6)These performance share awards will cliff vest on December 31, 2022 and are split between the achievement of certain specified levels of the Company’s ROIC as defined in the grant and the Company’s TSR compared to the TSR of a peer group of companies. Target award shown: ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero. These awards are subject to certain clawback provisions.
2020 OPTION EXERCISES AND STOCK VESTED
The following table sets forth for each NEO the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired On Vesting(2) (#)	Value Realized On Vesting(3) ($)
Richard S. Swartz	8,419	164,696	30,070	1,305,101
Betty R. Johnson	—	—	21,443	930,128
Tod M. Cooper	—	—	12,561	539,483
William F. Fry	—	—	1,584	31,031
Jeffrey J. Waneka	—	—	10,230	440,503
(1)Amounts reflect the difference between the exercise price of the option and the market price of our common stock at the time of exercise.
(2)The amounts shown include restricted stock that vested on March 23, 2020, Restricted Stock Units that vested on March 22, 2020 and March 23, 2020, performance shares awarded in 2018 that vested on December 31, 2020 and restricted stock that vested on October 19, 2020 for Ms. Johnson.
(3)The amounts shown are calculated based on the closing market price per share of our common stock on the date the shares were received.

55	MYR GROUP INC. | 2021 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described above under “Employment Agreements,” our NEOs have severance and change in control clauses in their Employment Agreements. The following table summarizes and quantifies the compensation that would have become payable to each current NEO upon termination or a change in control (and qualifying termination) on December 31, 2020, given the NEO’s compensation and service levels as of such date:

		Termination due to Disability(1)	Termination without Cause or for Good Reason(2)	Termination without Cause or for Good Reason within 12 months following a Change in Control(3)
Name	Benefit	$	$	$
Richard S. Swartz	Severance pay(4)	328,846	3,000,000	4,500,000
	Welfare benefits	11,184	44,736	44,736
	Accelerated equity(5)	3,262,341	3,262,341	4,421,497
	Total	3,602,371	6,307,077	8,966,233
Betty R. Johnson	Severance pay(4)	197,308	1,530,000	2,295,000
	Welfare benefits	2,940	11,760	11,760
	Accelerated equity(5)	1,401,325	1,401,325	1,888,703
	Total	1,601,573	2,943,085	4,195,463
Tod M. Cooper	Severance pay(4)	208,269	1,615,000	2,422,500
	Welfare benefits	11,184	44,736	44,736
	Accelerated equity(5)	1,401,325	1,401,325	1,888,703
	Total	1,620,778	3,061,061	4,355,939
William F. Fry	Severance pay(4)	131,875	1,254,000	1,881,000
	Welfare benefits	11,184	44,736	44,736
	Accelerated equity(5)	917,718	917,718	1,265,706
	Total	1,060,777	2,216,454	3,191,442
Jeffrey J. Waneka	Severance pay(4)	181,962	1,411,000	2,116,500
	Welfare benefits	11,184	44,736	44,736
	Accelerated equity(5)	1,212,739	1,212,739	1,629,852
	Total	1,405,885	2,668,475	3,791,088
(1)Represents the amount of salary continuation and other benefits to which the NEO is entitled under the terms of our long-term disability policy for a period of 180 days from the date of termination due to long-term disability. After six months of salary continuation, as provided by us, the NEO will be eligible for benefits under the terms of our long-term disability insurance plan, which provides a benefit equal to 60% of the NEO’s monthly base salary (up to a maximum monthly benefit of $10,000 until age 65 or older, as defined in the plan. Also includes the value of accelerated equity.
(2)Represents the sum of (a) twice the sum of the NEO’s base salary and target annual incentive (for 2020, the target annual incentive was 100% of annual salary for Mr. Swartz, 70% of annual salary for Ms. Johnson and Messrs. Cooper and Waneka and 65% for Mr. Fry), (b) the estimated cost of two years of company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity.
(3)Represents the sum of (a) three times the sum of the NEO’s base salary and target annual incentive (for 2020, the target annual incentive was 100% of annual salary for Mr. Swartz, 70% of annual salary for Ms. Johnson and Messrs. Cooper and and 65% for Mr. Fry), (b) the estimated cost of two years of company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity.
(4)Severance pay includes the NEO’s base salary and target annual incentive applicable to the type of severance or change in control payment shown.
(5)Accelerated equity reflects the amount of compensation that each NEO would receive upon the accelerated vesting of any outstanding unvested stock-based awards as of the date of termination. Equity award agreements between the Company and a person who was a NEO

MYR GROUP INC. | 2021 PROXY STATEMENT	56

at the time of the award contain an accelerated vesting clause. Equity awards made before an officer becomes a NEO are not subject to a similar accelerated vesting clause and will be forfeited upon termination. The compensation amount shown is based upon (a)  the number of unvested Restricted Stock Units outstanding as of December 31, 2020, (b) the number of performance shares outstanding as of December 31, 2020 that are expected to be earned prorated for the length of service completed as of December 31, 2020 for termination without cause or resignation for good reason or all performance shares outstanding for termination without cause or resignation for good reason within 12 months following a change of control and (c) the closing market price per share of our common stock as reported on the Nasdaq on December 31, 2020, which was $60.10 per share. The compensation amounts for unvested Restricted Stock Units are calculated by multiplying the number of shares of unvested restricted stock and unvested Restricted Stock Units times the closing market price. The compensation amount for the unvested performance shares for termination without cause or resignation for good reason is calculated by multiplying the number of unvested performance shares by the closing price and then multiplying that amount by the percentage earned (number of months the executive worked from date of grant to date of termination divided by the number of months in the vesting period for the performance shares). The compensation amount for unvested performance shares for termination without cause or resignation for good reason within 12 months following a change of control is calculated by multiplying the number of unvested performance shares by the market closing price on the date of termination.
2020 PAY RATIO
We believe our compensation programs must be consistent and internally equitable. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. In 2021, we updated our analysis and identified a new median employee using the same methodology employed in the 2018, 2019, and 2020 proxies. We calculated the salary or wages of each full-time, part-time, seasonal and temporary employee paid in 2020 through December 24, 2020 (the determination date), ranking the salary or wages of all employees except for the CEO from lowest to highest. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency for our Canadian employees.
The ratio between the pay of our CEO to the pay of our median employee is 34:1. The annual total compensation for our median employee for 2020 was $97,297. The annual total compensation of our CEO was $3,312,926. The difference between this annual total compensation and the annual total compensation found in “Executive Compensation Tables—2020 Summary Compensation Table” is due to the inclusion of nondiscriminatory health and welfare benefit plans that are not required to be included in the 2020 Summary Compensation Table.

57	MYR GROUP INC. | 2021 PROXY STATEMENT

PROPOSAL 2. ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
As required under Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of our NEOs as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to align each NEO’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the NEOs who are crucial to our success. We urge stockholders to read the “Compensation Discussion and Analysis” and the related tables and narratives, which describe in more detail how our NEO compensation policies and procedures operate and how they achieve our compensation objectives. All of this information provides detailed discussion and analysis of the compensation of our NEOs including the following:
•We pay for performance.   We align executive compensation with short- and long-term Company-wide, business unit and individual performance. Generally, we target about half of our NEO compensation as performance-based compensation. In 2020, we significantly exceeded our pretax financial performance goal resulting in annual cash incentive payouts at near maximum for financial performance under the SMIP. Additionally, we exceeded our targets for safety performance goals, resulting in above target annual cash incentive payouts for safety performance under the SMIP. The three-year average 2018 ROIC as defined in the grant was 10.6%, which was below target but not threshold, consequently, 75.7% of the ROIC performance shares were earned for the grants made in 2018. The three-year 2018 TSR performance ranked at the 72nd percentile, therefore 188.0% of the target number of TSR performance shares were earned for grants made in 2018.
•We have compensation practices that ensure leadership, decision-making and actions that are aligned with our short- and long-term goals without taking inappropriate or unnecessary risks.   The practices are discussed in detail in the “Compensation Discussion and Analysis” and include:
◦stock ownership guidelines for directors and executive officers;
◦a long-standing insider trading policy, which prohibits, among other activities, the pledging of and hedging transactions with respect to our common stock;
◦a practice of offering limited executive officer perquisites; and
◦regular review of the risk profile of our compensation programs and the inclusion of significant risk mitigators in those programs, such as stock holding requirements, clawback provisions and caps on incentive awards.
•The Compensation Committee acts prudently in making decisions.   All members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program design, practices and amounts awarded to our executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant, and, using that advice, selected a peer group of companies to compare to our NEOs’ compensation.

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We ask our stockholders to participate annually in this review and indicate their support for our NEO compensation set forth in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We are asking our stockholders to vote “FOR” the following resolution at the 2021 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the 2020 Summary Compensation Table and the other related tables and disclosures.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we expect to consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

59	MYR GROUP INC. | 2021 PROXY STATEMENT

AUDIT COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee is financially literate and that each of Messrs. Moore and Hartwick and Ms. Lowry qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is independent as required by the Nasdaq’s listing standards and Rule 10A-3 of the Exchange Act. None of the Audit Committee members have participated in the preparation of our financial statements during the past three years.
The Board values the integrity of MYR Group’s financial statements and internal controls. The Audit Committee is responsible for assisting the Board in monitoring the integrity of MYR Group’s financial statements, MYR Group’s compliance with legal and regulatory requirements and the independence and performance of MYR Group’s internal and external auditors. Pursuant to its charter, the Audit Committee performs, among other tasks, the following duties to represent and assist the Board in its oversight of the Company’s financial statements:
•reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations and reviewing management’s corrective action plans where necessary;
•reviews our financial statements, including any significant financial items, discussions on key estimates within our financial statements and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;
•appoints annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm;
•reviews periodic reports from management on cyber security measures, security controls, data privacy and security initiatives; and
•meets with the Company’s internal audit department on a quarterly basis. The Company’s internal audit department reports directly to the Audit Committee and assesses and enforces the Company’s internal accounting control structure and policies to ensure that the Company’s financial condition and results are accurately reported in the Company’s public financial statements.
The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Audit Committee encourages employees and outsiders to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, you should call the Company’s Anonymous Incident Reporting System, MySafeWorkplace, at 1-800-461-9330. All complaints received are confidential and anonymous and will be retained for the Company’s records. At least annually, the Audit Committee reviews the Company’s disclosure controls and procedures and its charter. During this review, the Audit Committee analyzes its responsibilities and progress as well as ensuring that these documents comply with current regulatory requirements.
PRE-APPROVAL POLICIES
Consistent with the requirements of the SEC and the U.S. Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established procedures to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

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During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before we engage the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting. All services provided by our independent registered public accounting firm for fiscal 2020, as described below, were approved by the Audit Committee in accordance with the foregoing pre-approval policies and procedures.
INDEPENDENT AUDITOR’S FEES
MYR Group’s financial statements for the year ended December 31, 2020 were audited by Crowe, an independent registered public accounting firm. Aggregate fees paid for professional services rendered by Crowe, for 2020 and 2019, were as follows:

	2020	2019
Audit Fees	$1,044,371	$863,042
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(1)	—	37,500
Total	$1,044,371	$900,542
(1)Represents Crowe’s engagement to assist with audit of CSI Electric pursuant to the asset purchase agreement.
In the above table, in accordance with the SEC rules, “Audit Fees” are fees that we paid for the audit of our annual financial statements included in the 2020 Form 10-K, review of financial statements included in Quarterly Reports on Form 10-Q and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. “Tax Fees” are fees for tax compliance, tax advice and tax planning.
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2020
As part of our activities, we reviewed and discussed MYR Group’s audited financial statements with management. Additionally, we received Crowe’s written disclosures and letter dated March 3, 2021, as required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with Crowe their independence. We also reviewed and discussed with Crowe the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Based upon this review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2020 Annual Report on Form 10-K.

Audit Committee:	Maurice E. Moore, Chair Kenneth M. Hartwick Jennifer E. Lowry
The information contained in the above Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

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PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee is responsible for the selection, retention, termination and oversight of our independent auditors.
The Audit Committee appointed Crowe as our independent auditors for the fiscal year ending December 31, 2021. The Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of Crowe as our independent auditors. The Board and the Audit Committee are not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time.
We expect that representatives of Crowe will be present at the 2021 Annual Meeting. They will have the opportunity to make a statement if they desire and they will be available to respond to appropriate questions from stockholders.

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OTHER MATTERS THAT MAY BE PRESENTED AT THE 2021 ANNUAL MEETING
Neither the Board nor management knows of any business, other than that described in this Proxy Statement, that may be presented for action at the 2021 Annual Meeting. If any other matters properly come before the meeting, your proxy authorizes the persons named as proxies to vote on such matters in accordance with the Board’s recommendation or, if no recommendation is given, in accordance with the proxies’ best judgment.

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OWNERSHIP OF EQUITY SECURITIES
The following table shows the number of shares of MYR Group common stock beneficially owned (as defined in accordance with Rule 13d-3 under the Exchange Act) as of March 1, 2021 by each director and NEO named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. None of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Common Stock	Options, Stock and Restricted Stock Units(1)	Total Beneficial Ownership	Percentage(2)
Named Executive Officers and Directors
Richard S. Swartz	109,552	42,222	151,774	*
Betty R. Johnson	39,890	13,539	53,429	*
Tod M. Cooper	32,115	13,539	45,654	*
William F. Fry	1,125	8,231	9,356	*
Jeffrey J. Waneka	19,452	13,769	33,221	*
Bradley T. Favreau	9,755	2,233	11,988	*
Kenneth M. Hartwick	14,930	3,350	18,280	*
William A. Koertner	163,317	2,233	165,550	1.0%
Jennifer E. Lowry	6,398	2,434	8,832	*
Donald C.I. Lucky	13,588	2,233	15,821	*
Maurice E. Moore	26,671	2,233	28,904	*
Shirin S. O'Connor	—	2,233	2,233	*
William D. Patterson	27,235	2,233	29,468	*
All executive officers and directors as a group (13 persons).	464,028	110,482	574,510	3.4%
*    Percentage less than 1% of outstanding common stock.
(1)This column reflects shares of common stock that could be acquired by the vesting of Restricted Stock Units held by the NEOs and Directors and the exercise of stock options held by certain NEOs within 60 days of March 1, 2021. Messrs. Favreau, Koertner, Lucky, Moore and Patterson, and Mses. Lowry and O'Connor, each held 2,233 shares of unvested Restricted Stock Units, which vest at the end of a one-year period from the date of grant. Mr. Hartwick held 3,350 unvested Restricted Stock Units, which vest at the end of a one-year period from the date of grant.
(2)Based on 16,788,372 shares of common stock of MYR Group issued and outstanding as of March 1, 2021.

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The following table displays information about persons known to us to be the beneficial owners of 5% or more of our issued and outstanding common stock as of March 1, 2021.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentof CommonStock(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,826,563	(2)	16.8%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas, 78746	1,387,968	(3)	8.3%
The Macquarie Parties (as defined below)	1,506,123	(4)	9.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,100,504	(5)	6.6%
Invesco Ltd. 1555 Peachtree NE Suite 1800 Atlanta, GA 30309	885,065	(6)	5.3%
(1)The percent of common stock is calculated by dividing the amount of beneficial ownership by the shares outstanding as of March 1, 2021.
(2)Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2021, BlackRock, Inc. stated that, of the 2,826,563 shares beneficially owned as of December 31, 2020, it had sole voting power with respect to 2,770,598 shares, sole dispositive power with respect to 2,826,563 shares and shared voting and dispositive power with respect to none of the shares and shares voting and dispositive power with respect to none of the shares.
(3)Based on the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 12, 2021. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. As of December 31, 2020, Dimensional Funds Advisors LP had sole voting power as to 1,343,525 shares, sole dispositive power as to 1,387,968 shares and shared voting and dispositive power with respect to none of the shares. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.
(4)Based on the Schedule 13G/A filed jointly by Macquarie Group Limited, Macquarie Bank Limited, Macquarie Investment Management Holdings Inc, Macquarie Investment Management Business Trust and Delaware Small Cap Core Fund, a series of Delaware Group Equity Funds IV, (the “Macquarie Parties”) with the SEC on February 12, 2021, as of December 31, 2020, (i) Macquarie Group Limited and Macquarie Bank Limited each had beneficial ownership of 1,506,123 shares, (ii) Macquarie Investment Management Holdings Inc. and Marquee Investment Management Business Trust each had sole voting power and sole dispositive power as to 1,496,776 shares and shared voting and dispositive power with respect to none of the shares, (iii) Delaware Small Cap Core Fund, a series of Delaware Group Equity Funds IV had sole voting power and sole dispositive power as to 1,190,626 shares and shared voting and shared dispositive power with respect to None of the shares. The principal business address of Macquarie Group Limited and Macquarie Bank Limited is 50 Martin Place Sydney, New South Wales, Australia. The principal business address of Macquarie Investment Management Holdings Inc. and Macquarie Investment Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.
(5)Based on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021, The Vanguard Group stated that, of the 1,100,504 shares beneficially owned as of December 31, 2020, it had shared voting power with respect to 31,010 shares, sole dispositive power with respect to 1,054,393 shares and shared dispositive power with respect to 46,111 shares.
(6)Based on the Schedule 13G/A filed by Invesco LTD. with the SEC on February 16, 2021, Invesco Ltd. stated that, of the 885,065 shares beneficially owned as of December 31, 2020, it had sole voting power with respect to 877,901 shares, sole dispositive power with respect to 885,065 shares and shared voting and dispositive power with respect to none of the shares and shares voting and dispositive power with respect to none of the shares.

65	MYR GROUP INC. | 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING
WHY AM I RECEIVING THESE PROXY SOLICITATION MATERIALS?
We are providing you these materials in connection with the Board’s solicitation of proxies to be voted at our 2021 Annual Meeting. These materials provide information regarding the voting procedures and the matters to be voted on at the 2021 Annual Meeting. We began making these materials available at https://investor.myrgroup.com/financial-information/annual-reports on or around March 4, 2021, to all stockholders entitled to vote at the 2021 Annual Meeting.
In addition, copies of the 2020 Annual Report on Form 10-K and this Proxy Statement will be sent free of charge to any stockholder who sends a written request to Secretary at MYR Group Inc., 12150 East 112th Avenue Henderson, CO 80640 or by calling 303-286-8000.
WHO IS ENTITLED TO VOTE AT THE 2021 ANNUAL MEETING?
The Board established March 1, 2021 as the record date (the “Record Date”) for the 2021 Annual Meeting. Stockholders owning our common stock at the close of business on the Record Date are entitled to receive notice of the 2021 Annual Meeting and vote their shares at the 2021 Annual Meeting. At the close of business on the Record Date, 16,788,372 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the 2021 Annual Meeting.
WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?
With respect to the election of directors, you may vote FOR, vote AGAINST or vote to ABSTAIN with respect to each of the nominees. Our By-Laws provide for a majority vote standard in uncontested director elections as will be held at the 2021 Annual Meeting. As amended, the By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR or votes AGAINST but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election in an uncontested election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
WHAT EFFECT DO BROKER NON-VOTES HAVE ON THE PROPOSALS?
A broker is entitled to vote shares held for a beneficial holder on “routine” matters without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on “non-routine” proposals, such as the election of directors. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Consequently, if your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct your broker as to how to vote on Proposals 1 and 2 the broker may not exercise discretion to vote FOR or AGAINST such proposal. With respect to Proposal 3, the broker may exercise its discretion to vote FOR or AGAINST that proposal in the absence of your instruction. We strongly encourage you to instruct your bank or broker on how you would like to vote so your vote can be counted on all proposals.
HOW WILL MY SHARES BE VOTED?
Your shares will be voted as you direct if you vote by signing and returning the enclosed proxy card. If you sign and return the enclosed proxy card but do not specify how you would like your shares voted, they will be voted in accordance with the Board’s recommendations on all matters or, if no recommendation is given, in accordance with the proxies’ best judgment.

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WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to validly hold the 2021 Annual Meeting. A quorum will be present if at least a majority of our outstanding shares on the Record Date are represented at the 2021 Annual Meeting, either in person or by proxy. Abstentions and broker non-votes (i.e., when a stockholder does not provide voting instructions to their broker or nominee) will count for purposes of determining whether a quorum exists.
HOW DO I VOTE?
Voting Before the 2021 Annual Meeting
If you hold shares of the Company’s common stock in your own name (known as ownership “of record”) on the books of our transfer agent, you are a registered stockholder. If a broker, bank or other nominee holds your shares (also known as ownership in “street name”), you are a beneficial owner. Registered stockholders and beneficial owners may vote their shares in advance of the 2021 Annual Meeting using one of the following methods:
a.By Mail: Complete, sign, date and return (in the postage-paid envelope provided) your proxy card or voting instruction form;
b.By Internet: Go to www.proxyvote.com and follow the instructions – you will need the 16-digit control number included on your proxy card or voting instruction form; or
c.By Telephone: Call (800) 690-6903 and following the recorded instructions – you will need the 16-digit control number included on your proxy card or voting instruction form.
Voting During the 2021 Annual Meeting
Registered stockholders and beneficial owners may also vote online during the 2021 Annual Meeting. You will need the 16-digit control number included on your proxy card or voting instruction form to log in to the virtual meeting platform at virtualshareholdermeeting.com/MYRG2021. Voting electronically online during the 2021 Annual Meeting will replace any previous votes with respect to the shares voted during the 2021 Annual Meeting.
CAN I CHANGE MY VOTE?
If you would like to change your vote after submitting your proxy and prior to the 2021 Annual Meeting, you can revoke your proxy and change your proxy instructions by (a) signing and submitting another proxy card with a later date, (b) voting online during the 2021 Annual Meeting, or (c) entering a new vote on the internet or by telephone . Alternatively, you may provide a written statement of your intention to revoke your proxy to our Secretary prior to the 2021 Annual Meeting at MYR Group Inc., 12150 East 112th Avenue Henderson, CO 80640. If your shares are held in street name (i.e., your shares are held in an account through your broker), you should contact your bank or broker for specific instructions on how to change your vote.
WHAT IF I WISH TO ATTEND THE 2021 ANNUAL MEETING?
You are entitled to attend and participate in the 2021 Annual Meeting only if you were a stockholder on the Record Date. To attend and participate in the 2021 Annual Meeting on April 22, 2021, visit virtualshareholdermeeting.com/MYR2021 and enter the 16-digit control number included on your proxy card or voting instruction form. The 2021 Annual Meeting will begin promptly at 7:00 a.m. Mountain time. We encourage you to access the 2021 Annual Meeting prior to the start time.
Online check-in will begin at 6:45 a.m. Mountain time. Even if you wish to attend and participate in the 2021 Annual Meeting, we urge you to cast your vote as soon as possible using one of the methods outlined in this Proxy Statement. If you choose to vote online during the 2021 Annual Meeting, it will revoke any previous proxy or vote submitted with respect to the shares voted during the 2021 Annual Meeting.

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WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE 2020 ANNUAL MEETING?
MYR Group bears the cost of soliciting your vote. In addition to mailing these proxy materials, our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities. We may enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse the banks and brokerage houses for related out-of-pocket expenses. We retained Morrow Sodali LLC to aid in soliciting votes for the 2021 Annual Meeting for a total fee of $7,500 plus reasonable expenses.
I RECEIVED ONLY ONE SET OF PROXY MATERIALS. IS IT POSSIBLE TO OBTAIN DUPLICATES?
Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of our common stock in an account at the same broker, bank or other nominee, we delivered a single Notice of Meeting or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Meeting or set of proxy materials to a stockholder at a shared address to which a single copy of the materials was delivered. A stockholder who wishes to receive a separate copy of the Notice of Meeting or proxy materials for the 2021 Annual Meeting should submit this request by contacting Morrow Sodali, LLC, our proxy solicitor for the 2021 Annual Meeting, by email at myrteam@morrowsodali.com, in writing at 470 West Avenue, Suite 3000, Stamford, CT 06902 or by calling 1-800-662-5200. If you would like to opt out of householding, please contact your broker, bank or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
If you are a registered stockholder, we sent you and each registered stockholder at your address a separate Notice of Meeting or set of proxy materials.
WHO COUNTS THE VOTE?
As the appointed independent tabulator, Broadridge Financial Solutions, Inc. will receive the proxies and tabulate the votes cast.Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the results. Your vote will not be disclosed to our directors, officers or employees, except (a) as necessary to meet legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if you provide a comment with your proxy or otherwise communicate your vote to us or (d) as necessary to allow the independent inspector of election to certify the results.
HOW DO I FIND OUT THE VOTING RESULTS?
Voting results will be included in a Current Report on Form 8-K to be filed with the SEC after the 2021 Annual Meeting. This Form 8-K will also be available on our website at www.myrgroup.com.

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2022 ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING
Under our By-Laws, a stockholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of stockholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is not within 30 days of such anniversary, we must receive stockholder proposal submissions no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made, whichever occurs first. Accordingly, to be considered at the 2022 Annual Meeting of Stockholders, we must receive a stockholder’s written notice of nomination or proposal on or after December 23, 2021 and not later than January 22, 2022.
Under SEC Rule 14a-8, a stockholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of stockholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of our proxy statement being release to stockholders for the previous year’s annual meeting. If we change the date of an annual meeting by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we print and send our proxy materials for the annual meeting. Accordingly, to be considered for inclusion in our 2022 proxy statement, we must receive a stockholder’s submission of a proposal on or before November 4, 2021.
Stockholder proposals must be sent to our Corporate Secretary at MYR Group Inc., 12150 East 112th Avenue Henderson, CO 80640. For additional information about the stockholder proposal submission process, please see our By-Laws which are available on the Investors page of our website at www.myrgroup.com, under “Corporate Governance.”
2020 ANNUAL REPORT AND SEC FILINGS
Our financial statements for the fiscal year ended December 31, 2020 are included in our 2020 Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our 2020 Annual Report on Form 10-K and this Proxy Statement are posted on our website at www.myrgroup.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our 2020 Annual Report on Form 10-K, you may request a copy of it without charge by writing to our Corporate Secretary, at MYR Group Inc., 12150 East 112th Avenue Henderson, CO 80640.

By Order of the Board of Directors

March 4, 2021
William F. Fry
Vice President,
Chief Legal Officer and Secretary

69	MYR GROUP INC. | 2021 PROXY STATEMENT